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                               AGREEMENT AND PLAN
                                    OF MERGER

                                      AMONG

                                GREY WOLF, INC.,
                        GREY WOLF DRILLING COMPANY L.P.,
                           GREY WOLF HOLDINGS COMPANY,

                                       AND

                           NEW PATRIOT DRILLING CORP.

                            DATED AS OF MARCH 5, 2004

================================================================================
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                                TABLE OF CONTENTS

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                                                                                                                PAGE
ARTICLE I DEFINITIONS.........................................................................                    1

ARTICLE II THE MERGER.........................................................................                    7

        2.1..........The Merger...............................................................                    7
        2.2..........Effective Time...........................................................                    7
        2.3..........Effects of the Merger....................................................                    7
        2.4..........Certificate of Limited Partnership; Directors of the General Partner.....                    7
        2.5..........Conversion of Securities and Merger Cash.................................                    8
        2.6..........Surrender of Certificates; Dividends; Transfer Taxes.....................                   10
        2.7..........No Fractional Securities.................................................                   11
        2.8..........Adjustment of Merger Shares..............................................                   11
        2.9..........No Further Ownership Rights in Company Securities........................                   11
        2.10.........Closing of Company Stock Transfer Books..................................                   11
        2.11.........Further Assurances.......................................................                   11
        2.12.........Closing..................................................................                   12

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE DESIGNATED STOCKHOLDERS.....                   12

        3.1..........Organization; Authorization and Validity.................................                   12
        3.2..........Effect of Agreements.....................................................                   14
        3.3..........Capitalization...........................................................                   14
        3.4..........Investments..............................................................                   15
        3.5..........Financial Statements.....................................................                   15
        3.6..........Absence of Undisclosed Liabilities.......................................                   17
        3.7..........Absence of Certain Changes or Events.....................................                   17
        3.8..........Contracts................................................................                   17
        3.9..........Title to Property and Assets.............................................                   18
        3.10.........Litigation...............................................................                   18
        3.11.........Taxes....................................................................                   19
        3.12.........Proprietary Rights.......................................................                   19
        3.13.........Transactions with Affiliates.............................................                   20
        3.14.........Permits; Compliance with Laws............................................                   20
        3.15.........Environmental............................................................                   20
        3.16.........Fees.....................................................................                   21
        3.17.........ERISA....................................................................                   21
        3.18.........Warranties, Indemnification and Representations..........................                   22
        3.19.........Accounts Receivable......................................................                   23
        3.20.........Insurance................................................................                   23
        3.21.........Books and Records........................................................                   24
        3.22.........Additional Information...................................................                   24
        3.23.........Labor Matters............................................................                   24
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                                       i

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
        3.24.........Investment Representations...............................................                   24

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT, SUB, AND GREY WOLF HOLDINGS..............                   26

        4.1..........Organization.............................................................                   26
        4.2..........Authorization, Validity, and Effect of Agreements........................                   26
        4.3..........Fees.....................................................................                   27
        4.4..........Litigation...............................................................                   27
        4.5..........Inspections; No Other Representations....................................                   27
        4.6..........SEC Reports..............................................................                   27

ARTICLE V CONDUCT OF BUSINESS PENDING THE MERGER..............................................                   27

        5.1..........Conduct of Business by the Company.......................................                   27

ARTICLE VI ADDITIONAL AGREEMENTS..............................................................                   29

        6.1..........Stockholder Approval.....................................................                   29
        6.2..........Registration Statement...................................................                   29
        6.3..........Filings; Other Action....................................................                   31
        6.4..........Expenses.................................................................                   32
        6.5..........Employee Benefit Matters.................................................                   32
        6.6..........Access to Information....................................................                   32
        6.7..........Indemnification..........................................................                   33
        6.8..........Resignation of Officers and Directors....................................                   33
        6.9..........Tax Matters..............................................................                   33
        6.10.........Non-Competition Agreements...............................................                   34
        6.11.........No Solicitation..........................................................                   36
        6.12.........Audited Financial Statements.............................................                   37

ARTICLE VII CONDITIONS........................................................................                   37

        7.1..........Conditions to Each Party's Obligation to Effect the Merger...............                   37
        7.2..........Conditions to Obligation of the Company to Effect the Merger.............                   38
        7.3..........Conditions to Obligation of each of the GW Parties to Effect the Merger..                   38

ARTICLE VIII TERMINATION......................................................................                   39

        8.1..........Termination by Mutual Consent............................................                   39
        8.2..........Termination by the Company...............................................                   39
        8.3..........Termination by Parent....................................................                   40
        8.4..........Effect of Termination and Abandonment....................................                   40
        8.5..........Extension; Waiver........................................................                   40

ARTICLE IX SURVIVAL AND INDEMNIFICATION.......................................................                   41

        9.1..........Survival Periods.........................................................                   41
        9.2..........Designated Stockholders' Agreement to Indemnify..........................                   41
        9.3..........Parent's Agreement to Indemnify..........................................                   42
        9.4..........Third-Party Indemnification..............................................                   43
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                                       ii

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
        9.5..........No Setoff................................................................                   44
        9.6..........Insurance................................................................                   44
        9.7..........No Duplication...........................................................                   44
        9.8..........Sole Remedy..............................................................                   44
        9.9..........No Special Damages.......................................................                   45

ARTICLE X GENERAL PROVISIONS..................................................................                   45

        10.1.........Notices..................................................................                   45
        10.2.........Assignment, Binding Effect...............................................                   46
        10.3.........Entire Agreement.........................................................                   46
        10.4.........Amendment................................................................                   46
        10.5.........Governing Law............................................................                   46
        10.6.........Counterparts.............................................................                   46
        10.7.........Headings.................................................................                   46
        10.8.........Interpretation...........................................................                   46
        10.9.........Waivers..................................................................                   46
        10.10........Severability.............................................................                   47
        10.11........Dispute Resolution.......................................................                   47

                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER ("Agreement"), dated as of March 5, 2004 among Grey Wolf, Inc., a Texas corporation ("Parent"), Grey Wolf Drilling Company L.P., a Texas limited partnership and an indirect, wholly-owned entity of Parent ("Sub"), Grey Wolf Holdings Company, a Nevada corporation which is a wholly owned subsidiary of Parent and the sole General Partner of Sub ("Grey Wolf Holdings"), New Patriot Drilling Corp., a Delaware Corporation (the "Company"), and, only with respect to the agreements set forth in Article III,
Article VI, and Article IX, the Designated Stockholders (as defined in Article I below).

                                    RECITALS

         A. The respective Boards of Directors of Parent and the Company and the Board of Directors of the general partner of the Sub have approved, and declared fair to and advisable and in the best interests of their respective stockholders, the merger of the Company with and into Sub (the "Merger"), upon the terms and subject to the conditions set forth herein, whereby the issued and outstanding Company Securities (as that term is defined in Article I below) of the Company that are not owned directly or indirectly by Parent or the Company will be converted into (i) shares of the $.10 par value common stock of Parent ("Parent Common Stock") and (ii) a cash payment by Parent.

         B. It is intended that the Merger will qualify as a reorganization under Sections 368(a)(1)(A) and 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code"). Grey Wolf Holdings wholly owns Grey Wolf LLC, a Louisiana limited liability company ("GW LLC"). Under Treasury Regulation Section 301.7701-3, GW LLC is an entity disregarded from its owner, Grey Wolf Holdings, for federal income tax purposes. Similarly, since Grey Wolf Holdings owns all of the outstanding partnership interests in Sub directly and through GW LLC, Sub is an entity disregarded from its owner, Grey Wolf Holdings, for federal income tax purposes under Treasury Regulation Section 301.7701-3. As such, the acquiring corporation in the Merger for federal income tax purposes will be Grey Wolf Holdings.

         C. Parent, Sub, Grey Wolf Holdings, the Company and the Designated Stockholders desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

         NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants, and agreements contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         As used in this Agreement, the following terms shall have the meanings set forth below:

         "AAA" is defined in Section 10.11.

         "Accounting Arbitrator" is defined in Section 2.5.

         "Accounts Receivable" is defined in Section 3.19.

         "Acquisition Proposal" is defined in Section 6.11.

         "Act" is defined in Section 3.24.

         "Affected Employee" is defined in Section 6.5.

         "Affiliate" of a Person means another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the specified Person.

         "Agreement" is defined in the preamble.

         "Basket" is defined in Section 9.2.

         "Business Day" means any day other than a Saturday, a Sunday, a United States federal holiday, or a New York state banking holiday.

         "Certificates" is defined in Section 2.5(c).

         "Certificate of Merger" is defined in Section 2.2.

         "Claim" is defined in Section 9.4.

         "Closing" is defined in Section 2.12.

         "Closing Date" means the date on which the closing occurs.

         "Closing Escrow Agent" is defined in Section 2.5.

         "Closing Escrow Agreement" is defined in Section 2.5.

         "Code" is defined in Recital B.

         "Common Stock" means the common stock of the Company.

         "Company" is defined in the preamble.

         "Company Balance Sheet" is defined in Section 3.5.

         "Company Business" is defined in Section 6.10.

         "Company Disclosure Schedule" is defined in the initial paragraph of
Article III.

         "Company Material Adverse Effect" means a material adverse effect on the financial condition, business, operations or assets of the Company; provided that any change, effect, fact, event or condition that adversely affects the oil and gas drilling industry or the oil and gas exploration and production industry generally (and does not disproportionately affect the Company adversely) shall not be considered in determining whether a Company Material Adverse Effect has occurred.

         "Company Security Holder" means a holder of Company Securities.

         "Company Security Holder's Representative" means Lime Rock Partners II, L.P., the representative of the Company Security Holders under the Escrow Agreement.

         "Company Securities" means all Common Stock, all Series A Preferred, all Options and all Warrants.

         "Company Stockholder Meeting" is defined in Section 6.1.

         "Constituent Entities" is defined in Section 2.1.

         "Covered Area" is defined in Section 6.10.

         "DGCL" is defined in Section 2.1.

         "Designated Stockholders" means Lime Rock Partners II, L.P., the Dwayne
L. Howrish Revocable Trust Dated April 4, 1994, Kyle W. Swingle, Robert Sanderson and Dwayne L. Howrish, individually with respect to the agreements contained in Section 6.10 hereof only.

         "Designated Stockholders' Damages" is defined in Section 9.3.

         "Designated Stockholders Indemnitees" is defined in Section 9.3.

         "Designated Stockholders' Representatives" is defined in Section 6.11.

         "Determination Date" is defined in Section 2.5.

         "Dispute Period" is defined in Section 2.5.

         "Escrow Deficit" is defined in Section 2.5.

         "Effective Time" is defined in Section 2.2.

         "Environmental Laws" is defined in Section 3.15.

         "ERISA" is defined in Section 3.17.

         "ERISA Affiliate" is defined in Section 3.17.

         "Escrow" is defined in Section 2.5.

         "Final Schedule 2.5(c)" is defined in Section 7.3(j).

         "Financial Statements" is defined in Section 3.5.

         "GAAP" means United States generally accepted accounting principles.

         "General Partner" shall mean Grey Wolf Holdings, the general partner of Sub.

         "Governmental Authority" means the United States of America and any other country, including any state or political subdivision thereof, agency, division, court, or any commission, board, bureau or other instrumentality.

         "Grey Wolf Holdings" is defined in the preamble.

         "GW LLC" is defined in Recital B.

         "GW Parties" and "GW Party" are defined in the initial paragraph of
Article IV.

         "Hazardous Substance" is defined in Section 3.15.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or any successor law, and regulations and rules issued pursuant to such act or any successor law.

         "Indemnified Parties" is defined in Section 6.7.

         "Initial Escrow Funds" is defined in Section 2.5.

         "Knowledge" of an entity means the actual knowledge of an officer of such entity and "knowledge" of an individual means the actual knowledge of such individual.

         "LRP" is defined in Section 3.1.

         "Legal Claim" means any claim, action, suit, investigation or proceeding before or by any Governmental Authority or non-governmental department, commission, board, bureau, agency, court, or other instrumentality, or arbitrator or by any private person or entity.

         "Liens" is defined in Section 3.9.

         "Lime Rock" is defined in Section 3.1.

         "Long Term Debt" means the sum of the following indebtedness (both current and long term portions thereof together with any associated pre-payment fees) of the Company as it exists immediately prior to the Closing: (a) indebtedness to Merrill Lynch Capital, a division of Merrill Lynch Financial Services, Inc., pursuant to the Term Loan And Security Agreement dated December 23, 2003, (b) indebtedness to the Dwayne L. Howrish Trust Dated April 4, 1994 pursuant to the Promissory Note dated March 12, 2003, (c) indebtedness to Kyle
W. Swingle pursuant to the Promissory Note dated March 12, 2003, (d) indebtedness to GMAC Financial Services for seven 2003 Chevrolet vehicles, (e) indebtedness to Wells Fargo Bank, Wyoming, National Association pursuant to the Business Loan Agreement dated June 30, 2003 as amended by that certain Change in Term Agreement dated November 20, 2003, and (f) any and all other indebtedness which would properly be classified as long term indebtedness according to GAAP, except for the indebtedness to Premium Financing Specialists Inc. pursuant to the Promissory Note dated July 22, 2003.

         "Material Contracts" is defined in Section 3.8.

         "Merger" is defined in Recital A.

         "Merger Cash" is defined in Section 2.5.

         "Merger Consideration" means the Merger Cash plus the Merger Shares.

         "Merger Shares" is defined in Section 2.5.

         "Multiemployer Plan" is defined in Section 3.17.

         "Multiple Employer Plan" is defined in Section 3.17.

         "Net Long Term Debt" means the Long Term Debt of the Company less the Company's cash on hand.

         "Net Working Capital" means as of the Closing Date: (1) the Company's current assets excluding cash and any provision for federal income tax, less (2) the Company's current liabilities excluding: (a) the current portion of the Company's Long Term Debt and the current portion of the Company's indebtedness to Wells Fargo Bank, Wyoming, National Association pursuant to the Business Loan Agreement dated June 30, 2003 as amended by that certain Change in Term Agreement dated November 20, 2003; (b) any provision for federal income tax; and
(c) Company's expenses, up to a maximum of $100,000, incurred in connection with the Merger other than any finders' fees or investment banking fees, but including any amount necessary to complete the refurbishment of Rig #6 and #41, as agreed pursuant to Section 6.3.

         "Outstanding Insurance Claims" is defined in Section 3.20.

         "Options" means the Company's outstanding common stock options entitling the holders to purchase up to 775,000 shares of Common Stock for $1.00 per share until April 24, 2013.

         "Outside Closing Date" is defined in Section 8.2.

         "Parent" is defined in the preamble.

         "Parent Common Stock" is defined in Recital A.

         "Parent Damages" is defined in Section 9.2.

         "Parent Indemnitees" is defined in Section 9.2.

         "Parent Material Adverse Effect" means a material adverse effect on the financial condition, business, operations or assets of the Parent; provided that any change, effect, fact, event or condition that adversely affects the oil and gas drilling industry or the oil and gas exploration and production industry generally (and does not disproportionately affect the Parent adversely) shall not be considered in determining whether a Parent Material Adverse Effect has occurred.

         "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA that a person sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multiple Employer Plan has made contributions at any time during the immediately preceding five (5) plan years.

         "Plan" is defined in Section 3.17.

         "Permitted Liens" means with respect to the Company's property and assets: (i) Liens for current taxes not yet due and payable, other statutory and non-consensual Liens arising in the ordinary course of business for sums not due, and, if the Company's rights to and interest in the Company's property and assets would not be materially and adversely affected thereby, any such Liens for taxes or other non-consensual Liens arising in the ordinary course of business being contested in good faith by appropriate proceedings and so long as adequate reserves are maintained with respect to such Liens and available to the Company for the payment of such taxes or other non-consensual Liens; (ii) Liens in favor of Merrill Lynch Capital; (iii) Liens existing as of the date hereof as described on Schedule 1.1 hereto; (iv) deposits of cash or securities and other Liens to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (v) pledges or deposits of cash or securities under workers' compensation, unemployment insurance or other social security legislation; and (vi) Liens in respect of purchase money obligations, operating leases, capital leases and other similar obligations incurred in the ordinary course of business which are described in
Schedule 1.1 hereto.

         "Person" means an individual, a partnership, a limited liability company, a corporation, an association, a trust, a joint venture, or an unincorporated organization.

         "Preliminary Statement" is defined in Section 2.5.

         "No Solicitation Period" is defined in Section 6.11.

         "Registration Statement" is defined in Section 6.2.

         "Representatives" is defined in Section 10.11.

         "Rigs" shall mean all of the Company's drilling rigs and related equipment, all as described on Schedule 1.2 hereto.

         "Series A Preferred" means the Series A Preferred Stock of the Company.

         "Severally" is defined in Section 9.2

         "Statement" is defined in Section 2.5.

         "Stockholders' Agreement" means the Stockholders' Agreement dated March 12, 2003 among the Company and its stockholders.

         "Sub" is defined in the preamble.

         "Subsidiary" means, with respect to any entity, any corporation, partnership, or other organization, whether incorporated or unincorporated, of which such entity directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization, or any organization of which such party is a general partner.

         "Survival Period" is defined in Section 9.1.

         "Survivor" is defined in Section 2.1.

         "TRLPA" is defined in Section 2.1.

         "Trust" means the Dwayne L. Howrish Revocable Trust dated April 4,
1994.

         "Warrants" means the Company's outstanding Series A Stock Purchase Warrants entitling the holders to purchase up to 5,000,000 shares of Series A Preferred for $1.50 per share until March 12, 2006.

                                   ARTICLE II
                                   THE MERGER

         2.1 The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), and the Texas Revised Limited Partnership Act ("TRLPA"), the Company shall be merged with and into the Sub at the Effective Time (as hereinafter defined). At the election of Parent, any direct wholly owned Subsidiary of Parent may be substituted for Sub as a constituent corporation in the Merger. In such event, the parties agree to execute an appropriate amendment to this Agreement in order to reflect the foregoing. Following the Merger, the separate corporate existence of the Company shall cease and Sub shall continue as the surviving entity (the "Survivor") and shall succeed to and assume all the rights and obligations of the Company in accordance with the DGCL and the TRLPA. The parties to the Merger shall be referred to as the "Constituent Entities."

         2.2 Effective Time. The Merger shall become effective when the Certificate of Merger (the "Certificate of Merger"), executed in accordance with the relevant provisions of the DGCL, is filed with the Secretary of State of the States of Delaware and Texas, which filing shall be made on the Closing Date, or the next Business Day thereafter. When used in this Agreement, the term "Effective Time" shall mean the later of the date and time at which the Certificate of Merger is accepted for record or such later time established by the Certificate of Merger. The Closing Date shall occur as soon as practicable after the satisfaction or waiver of the conditions to the Merger set forth herein.

         2.3 Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL and Section 2.11 of the TRLPA.

         2.4 Certificate of Limited Partnership; Directors of the General Partner. The Certificate of Limited Partnership of Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Limited Partnership of the Survivor until thereafter changed or amended as provided therein or by applicable law. The directors of the General Partner of the Sub at the Effective Time shall be the directors of the General Partner of the Survivor until their respective successors have been duly elected or appointed in accordance with the Articles of Incorporation and Bylaws of the General Partner of the Survivor by applicable law.

         2.5 Conversion of Securities and Merger Cash. As of the Effective Time, by virtue of the Merger and without any action on the part of any stockholder of the Company:

                  (a) Merger Shares. The total number of shares of Parent Common Stock issuable in the aggregate to the Company Security Holders pursuant to the Merger shall be 4,610,480 shares (the "Merger Shares").

                  (b)      Merger Cash.

                           (i)      The aggregate cash merger consideration to
be received by the Company Security Holders pursuant to the Merger (the "Merger Cash") shall be equal to the amount, if any, by which $30,000,000 exceeds the Net Long Term Debt, provided that the amount of Merger Cash shall be subject to adjustment pursuant to Section 2.5(d) and Section 2.7 below.

                           (ii)     Prior to the Closing Date, the Company shall
prepare statements of the estimated amount of the Company's Net Long Term Debt as of the Closing Date (the "Preliminary Statement"). The Company shall deliver the Preliminary Statement to Parent by or before the date which is five (5) days prior to the Closing Date.

                           (iii)    At the Closing, the Parent shall pay to
Southwest Bank of Texas, N.A., as escrow agent (the "Closing Escrow Agent") under an escrow agreement substantially in the form of Exhibit A attached hereto (the "Closing Escrow Agreement") which Parent and the representative of the Company Security Holders (the "Company Security Holders' Representative") shall enter into on the date hereof, Three Million and No/100ths Dollars ($3,000,000) out of the Merger Cash (the "Initial Escrow Funds") to be held and disposed of by the Closing Escrow Agent in accordance with this Agreement and the Closing Escrow Agreement. The escrow contemplated by the Closing Escrow Agreement shall be referred to herein as the "Escrow".

                           (iv)     At the Closing, the Parent shall deliver to
the Company Security Holders, in accordance with Final Schedule 2.5(c), an amount of Merger Cash equal to the amount, if any, by which $27,000,000 exceeds the estimated amount of Net Long Term Debt as of the Closing Date as set forth in the Preliminary Statement.

                  (c) Allocation and Issuance of Merger Shares and Allocation and Payment of Merger Cash. Schedule 2.5(c) attached hereto sets forth the names and addresses of the holders of the shares of Series A Preferred, the Common Stock, the Options and the Warrants together with the number of the shares of the Series A Preferred or Common Stock owned by the respective stockholder, and the number of shares of Series A Preferred or Common Stock into which Options or Warrants may be converted. At Closing, upon delivery to the Parent of the certificates and agreements which represent the Company Securities (the "Certificates"), Parent shall deliver to the holders of Series A Preferred and Common Stock, the Option holders and Warrant holders the number of shares of Parent Common Stock set forth opposite their respective names in Final
Schedule 2.5(c) together with the percentage of Merger Cash (if any), excluding the Initial Escrow Funds, set forth opposite their respective names in Final
Schedule 2.5(c). The Designated

Stockholders acknowledge and agree that the preliminary allocation of the Merger Consideration as set forth in Schedule 2.5(c) is, and the final allocation of the Merger Consideration to be set forth in Final Schedule 2.5(c) will be, the sole responsibility of the Company Security Holders, and no other party to this Agreement has any responsibility or obligation with respect to such allocation.

                  (d) Post Closing Merger Cash Adjustment and Escrow. The Merger Cash shall be subject to adjustment as follows:

                           (i)      The Parent shall cause Survivor to complete
and deliver statements of the Company's Net Long Term Debt and Net Working Capital with each determined as of the Closing Date (the "Statement"), to Designated Stockholders within ninety (90) days after the Closing Date. Survivor shall allow the Designated Stockholders complete access, during Survivor's regular business hours, to the Survivor's books and records from the Closing Date until the final resolution of any dispute concerning the Statement. In the event that the Company Security Holder's Representative disagrees with the Statement, such party shall have fifteen business days from the date of the actual delivery date of the Statement to the Designated Stockholders (the "Determination Date") to attempt to resolve the dispute (the "Dispute Period").

                           (ii)     If there is no dispute regarding the
Statement, then:

                                    a.       if the Net Long Term Debt as of the
Closing shown on the Statement is greater than the Net Long Term Debt shown on the Preliminary Statement, then the Parent shall be deemed to be owed, from the Escrow, the amount of that excess; and if the Net Long Term Debt as shown on the Preliminary Statement is greater than the Net Long Term Debt as of the Closing shown on the Statement, then the Parent shall be deemed to owe that amount to the Escrow;

                                    b.       if Net Working Capital at the
Closing shown on the Statement is less than $1,200,000, then the Parent shall be deemed to be owed, from the Escrow, the amount by which $1,200,000 exceeds Net Working Capital (including the amount of any negative Net Working Capital) as of the Closing shown on the Statement; and if Net Working Capital as of the Closing set forth on the Statement is greater than $1,400,000, then the Parent shall be deemed to owe the amount by which Net Working Capital as of Closing shown on the Statement exceeds $1,400,000 to the Escrow;

                                    c.       if, after aggregating and/or
offsetting the amounts owed to and/or by Parent pursuant to subsections a. and
b. of this Section 2.5(d)(ii), the Parent is deemed to be owed more than $3,000,000, then the Company Security Holders shall pay to the Closing Escrow Agent the amount by which the amount owed to Parent exceeds $3,000,000 (the "Escrow Deficit") no later than fifteen days after the Determination Date, and the Closing Escrow Agent immediately thereafter shall pay the amount due Parent in accordance with the Closing Escrow Agreement. The Company Security Holders shall be liable for any Escrow Deficit on a pro rata basis in accordance with the percentages set out in Final Schedule 2.5(c). If the Parent is owed an amount that is less than $3,000,000, the Closing Escrow Agent shall pay that amount to Parent, and shall pay the remainder of the escrow fund to the Company Security Holders in accordance with the Closing Escrow Agreement;

                                    d.       if, after aggregating and/or
offsetting the amounts owed to and/or by the Parent pursuant to subsections a. and b. of this Section 2.5(d)(ii), the Parent is deemed to owe an amount to the Escrow, the Parent shall pay that amount to the Escrow Agent no later than fifteen days after the Determination Date, and the Closing Escrow Agent immediately thereafter shall pay that amount to the Company Security Holders in accordance with the Closing Escrow Agreement.

                           (iii)    In the event that there is a dispute
regarding the Statement and the dispute cannot be resolved, either Parent or the Company Security Holder's Representative can request, by the delivery of a notice to the other specifying in reasonable detail the nature of the dispute, within three days of the expiration of the Dispute Period, that the dispute be resolved by an independent nationally-recognized accounting firm that has no business relationship with either party (the "Accounting Arbitrator") selected by the party delivering the notice and reasonably acceptable to the other party. The Accounting Arbitrator shall review any disputed items (and solely the disputed items) and resolve any such disputes within thirty days of the date the Accounting Arbitrator is retained. The decision of the Accounting Arbitrator shall be final and binding between the parties for the purpose of determining any Merger Cash adjustment pursuant to this Section 2.5. The fees and expenses of the Accounting Arbitrator shall be borne one-half by Parent and one-half by the Designated Stockholders. No funds shall be disbursed by the Closing Escrow Agent until the Accounting Arbitrator's decision has been made. Upon receipt of the Accounting Arbitrator's decision, the Parties shall have ten business days to make any appropriate payments to the Closing Escrow Agent and the Closing Escrow Agent shall distribute the resulting funds to the Company Security Holders or the Parent in accordance with the Closing Escrow Agreement.

         2.6      Surrender of Certificates; Dividends; Transfer Taxes.

                  (a) Upon the Company's surrender to Parent of a Company Security Holder's Certificate or Certificates for cancellation at the Closing, the named owner of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of Merger Shares and the amount of Merger Cash which such named owner has the right to receive pursuant to this
Article II, and the Certificate so surrendered shall forthwith be cancelled. Until surrendered as contemplated by this Section 2.6, each Certificate shall, at and after the Effective Time, be deemed to represent only the right to receive, upon surrender of such Certificate, the certificate representing the appropriate number of Merger Shares, the appropriate amount of Merger Cash, cash in lieu of fractional shares as contemplated by Section 2.7 and/or certain dividends and other distributions as contemplated by Section 2.8.

                  (b) No dividends or other distributions that are declared on or after the Effective Time on Parent Common Stock or are payable to the holders of record thereof on or after the Effective Time will be paid to persons entitled by reason of the Merger to receive certificates representing Parent Common Stock until such persons surrender their Certificates, as provided in
Section 2.6, and no Merger Cash or cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.5 or 2.7 until such holder of such Certificate shall so surrender such Certificate. Subject to the effect of applicable law, there shall be paid to the record holder of the certificates representing such Parent Common Stock: (i) at the time of such surrender or as promptly as practicable thereafter, the amount of any dividends or other distributions theretofore paid with respect to whole shares of such Parent Common Stock and having a record date on or after the Effective Time and a payment date prior to such surrender; and (ii) at the appropriate payment date or as promptly as practicable thereafter, the amount of dividends or other distributions payable with respect to whole shares of Parent Common Stock and having a record date on or after the Effective Time but prior to surrender and a payment date subsequent to surrender. In no event shall the person entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions.

                  (c) If any cash or certificate representing shares of Parent Common Stock is to be paid to or issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall pay to Parent any transfer or other taxes required by reason of the issuance of certificates for such shares of Parent Common Stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Parent that such tax has been paid or is not applicable.

         2.7 No Fractional Securities. No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates pursuant to this Article II, and no Parent dividend or other distribution or stock split or combination shall relate to any fractional security, and such fractional interests shall not entitle the owner thereof to vote or to any rights of a security holder of Parent. In lieu of any such fractional securities, each Company Security Holder who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all Company Securities then held of record by such holder) shall receive cash (without interest) in an amount equal to the product of such fractional part of a share of Parent Common Stock to which that holder would otherwise be entitled multiplied by $4.2295.

         2.8 Adjustment of Merger Shares. In the event of any reclassification, recapitalization, stock split, stock combination, stock dividend or share exchange with respect to Parent Common Stock (or if a record date with respect to any of the foregoing should occur) prior to the Effective Time, appropriate and proportionate adjustments, if any, shall be made to the Parent Common Stock to be issued hereunder.

         2.9 No Further Ownership Rights in Company Securities. All shares of Parent Common Stock issued and the Merger Cash paid upon the surrender of Certificates in accordance with the terms hereof (including any cash paid pursuant to Sections 2.7) shall be deemed to have been issued and/or paid in full satisfaction of all rights pertaining to the Company Securities.

         2.10 Closing of Company Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of Company Securities shall thereafter be made. If, after the Effective Time, Certificates are presented to the Survivor, they shall be cancelled and exchanged as provided in this Article II.

         2.11 Further Assurances. If at any time after the Effective Time the Survivor shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the

Survivor, its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Entities, or (b) otherwise to carry out the purposes of this Agreement, the Survivor and its proper officers and directors or their designees shall be authorized to, and the Designated Stockholders shall, upon the reasonable request of the Survivor, execute and deliver, in the name and on behalf of either of the Constituent Entities in the Merger, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of such Constituent Entities, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Entity and otherwise to carry out the purposes of this Agreement.

         2.12 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Gardere Wynne Sewell L.L.P., Houston, Texas, at 10:00 a.m. local time, on the fifteenth business day after the day on which the last of the conditions set forth in
Article VII hereof shall have been fulfilled or waived or at such other time and place as Parent and the Company shall agree.

                                  ARTICLE III
        REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE DESIGNATED
                                  STOCKHOLDERS

         The Company and each of the Designated Stockholders, severally, but not jointly, represent and warrant to Parent, Sub, Grey Wolf Holdings and GW LLC, as of the date of this Agreement, those matters set forth in this Article III and the accompanying disclosure schedule ("Company Disclosure Schedule") unless otherwise stated as to the specific making of a particular representation or warranty. As used in this Article III, the term "severally" means that each Designated Stockholder is responsible for that portion of a representation and/or warranty that is equal to such Designated Stockholder's percentage interest of the total Merger Consideration as set forth on Final Schedule 2.5(c). To the extent that a representation is being made concerning the Designated Stockholders or other stockholders or directors and/or officers of the Company, then each Designated Stockholder shall be deemed to be making that representation only with respect to itself or himself. Any disclosure set forth with respect to a particular section shall be deemed to be disclosed in reference to all other applicable sections of this Agreement if the disclosure with respect to a particular section is sufficient on its face without additional inquiry to inform Parent or Sub of the information required to be disclosed in respect of the other sections to avoid a breach under the representation and warranty or covenant corresponding to such other sections. The fact that any item of information is contained in the Company Disclosure Schedule shall not be construed to mean that such information is required to be disclosed in this Agreement and such information shall not be used as a basis for interpreting the term "material" or "materiality" in this Agreement. The representations and warranties in Sections 3.5, 3.6, 3.13, 3.19, 3.20, 3.21, 3.22, 3.23 and 6.12 are being made by Lime Rock only to the extent of the Knowledge of Lime Rock.

         3.1      Organization; Authorization and Validity.

                  (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to own its property and to carry on its business as now being conducted. The Company is duly qualified and/or licensed, as may be required, and in good standing in each of the jurisdictions in which the nature of the business conducted by it or the character of the property owned, leased or used by it makes such qualification and/or licensing necessary, except in such jurisdictions where the failure to be so qualified and/or licensed would not individually or in the aggregate reasonably be expected to have a Company Material Adverse Effect. The Company has the requisite corporate power and authority to execute and deliver this Agreement and all agreements and documents contemplated hereby. Subject only to the approval of this Agreement and the transactions contemplated hereby by the stockholders of the Company as required by the DGCL, the consummation by the Company of the transactions contemplated hereby has been duly authorized by all requisite corporate action of the Company. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent, Sub and Grey Wolf Holdings, constitutes, and all agreements and documents contemplated hereby (when executed and delivered pursuant hereto) will constitute, valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

                  (b) Lime Rock Partners II, L.P. ("Lime Rock") is an exempted limited partnership duly formed, validly existing and in good standing under the laws of the Cayman Islands, and has all requisite power and authority to carry on its business and to own its properties (including the Company Securities owned by it). Lime Rock has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. Lime Rock Partners GP II, L.P. ("LRP GP") is the sole general partner of Lime Rock. LRP GP is an exempted limited partnership duly formed, validly existing and in good standing under the laws of the Cayman Islands, and has all requisite power and authority to carry on its business and to own its properties (including its general partnership interests in Lime Rock). LRP GP II, Inc. ("LRP") is the sole general partner of LRP GP. LRP is an exempted company duly organized, validly existing and in good standing under the laws of the Cayman Islands and has all corporate power and authority to serve as general partner of LRP GP and to own its properties (including its general partnership interests in LRP GP);

                  (c) The Trust is a trust duly formed, validly existing and in good standing under the laws of the State of Wyoming and has all requisite power and authority to carry on its business and to own its properties (including the Company Securities).

                  (d) The consummation by Lime Rock of the transactions contemplated hereby has been duly authorized by all requisite action of Lime Rock. This Agreement has been duly executed and delivered by Lime Rock and, assuming the due authorization, execution and delivery by Parent, Sub and Grey Wolf Holdings constitutes, and all agreements and documents contemplated hereby (when executed and delivered pursuant hereto) will constitute, valid and legally binding obligations of Lime Rock, enforceable against Lime Rock in accordance with their respective terms.

                  (e) The Trust has the requisite power and authority to execute and deliver this Agreement and all agreements and documents contemplated hereby. This Agreement has been duly executed and delivered by the Trust and, assuming the due authorization, execution and delivery by Parent, Sub and Grey Wolf Holdings constitutes, and all agreements and documents contemplated hereby (when executed and delivered pursuant hereto) will constitute, valid and legally binding obligations of the Trust, enforceable against the Trust in accordance with its terms.

                  (f) The Designated Stockholders who are individuals that are executing this Agreement have full power and authority to enter into this Agreement and all agreements and documents contemplated hereby. This Agreement has been duly executed and delivered by the individual Designated Stockholders, and, assuming the due authorization, execution and delivery by Parent, Sub and Grey Wolf Holdings constitutes, and all agreements and documents contemplated hereby (when executed and delivered pursuant hereto) will constitute, valid and legally binding obligations of such individuals, enforceable against them in accordance with their respective terms.

         3.2      Effect of Agreements.

                  (a) Except as set forth in Schedule 3.2(a) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated herein nor compliance by the Company with any of the provisions hereof will (i) conflict with or result in any breach of the Certificate of Incorporation or Bylaws of the Company; (ii) result in a violation or breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination, cancellation of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien or encumbrance upon any of the properties or assets of the Company, under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, lease, agreement or other instrument or obligation of any kind to which the Company is a party or by which the Company, or any of its properties or assets may be bound; or (iii) subject to compliance with the statutes and regulations referred to in subsection (b) below, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its properties or assets, other than any such event described in items (ii) or (iii) which would not (x) prevent or delay the consummation of the transactions contemplated hereby or (y) reasonably be expected to have a Company Material Adverse Effect.

                  (b) No consent, approval, or authorization of, or declaration to or filing with, any Governmental Authority is required of the Company for the valid execution and delivery by the Company of this Agreement or any other agreement or instrument to be executed and delivered by the Company hereunder and the consummation by the Company of the transactions provided for herein or therein except where the failure to obtain or take such action would not reasonably be expected to (x) prevent or delay the consummation of the transactions contemplated hereby, or (y) have a Company Material Adverse Effect.

         3.3      Capitalization.

                  (a) The authorized capital stock of the Company consists of (i) 25,000,000 shares of Common Stock, par value $.001 per share, 3,200,000 of which are issued and outstanding and 775,000 are reserved for issuance upon the exercise of the Options as of the date hereof and (ii) 20,000,000 shares of preferred stock, par value $.001 per share, all of which shares have been designated the Series A Preferred, 15,000,000 of which are issued and outstanding and 5,000,000 of which are reserved for issuance upon the exercise of the Warrants as of the date hereof. The Company does not have any outstanding bonds, debentures, notes, or other obligations the holders of which have the right to vote (or that are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter. All issued and outstanding Company

Securities are duly authorized, validly issued, fully paid and non-assessable. The Company (but not the Designated Stockholders except, for each Designated Stockholder, only with respect to itself or himself) also represents and warrants that each of the Company Security Holders is the lawful record and beneficial owner of the Company Securities as set forth in Section 2.5(c) hereof free and clear of all encumbrances, except as set forth in Schedule 3.3(a).

                  (b) Except for the Series A Preferred, the Warrants, the Options and as set forth on Schedule 3.3(b) of the Company Disclosure Schedule, there are not, at the date of this Agreement, any authorized, issued, or outstanding options, warrants, calls, subscriptions, convertible securities, conversion privileges, preemptive rights, or other rights, agreements, or commitments (whether or not presently exercisable) that obligate the Company to issue, transfer, or sell any shares of capital stock or other securities convertible into or evidencing the right to purchase or otherwise acquire any capital stock of the Company. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar plans, contracts, or rights with respect to the Company that are effective as of the date hereof or that have been executed or agreed to as of the date hereof with an effective time after the date hereof. Other than the Stockholders' Agreement, there are no stockholders' agreements, voting trusts, proxies, or other agreements or understandings with respect to the voting of the Company Securities to which the Company is a party that are presently effective or have been executed or agreed to as of the date hereof or, to the Knowledge of the Company or the Designated Stockholders, respectively, to which any stockholder, officer or director of the Company, or any person owned or controlled by such stockholder, officer or director is a party, except the terms hereof.

                  (c)      The Company does not have any Subsidiaries.

         3.4 Investments. Schedule 3.4 of the Company Disclosure Schedule lists each investment of the Company (whether equity or debt) in any corporation, limited liability company, partnership, joint venture, business trust, or entity other than investments in short term investment securities.

         3.5 Financial Statements. The unaudited consolidated balance sheet of the Company, dated as of December 31, 2003, and the unaudited consolidated statement of earnings and statement of cash flow for the period ended December 31, 2003 are attached hereto as Schedule 3.5(i) (the "Financial Statements"). The unaudited balance sheet of the Company dated as of December 31, 2003 is referred to in this Agreement as the "Company Balance Sheet." In accordance with
Section 6.12 hereof, the Company has agreed to deliver the Audited Financial Statements to Parent. The Audited Financial Statements will (i) represent actual bona fide transactions, (ii) be prepared from the books and records of the Company in conformity with GAAP applied on a basis consistent with preceding years throughout the periods involved, and (iii) accurately, completely and fairly present the Company's financial position as of the respective date thereof and its consolidated results of operations and cash flows for the period then ended in all material respects. To the Knowledge of the Designated Stockholders and the Company, as of December 31, 2003, the Company has no liability or obligation that would materially and adversely affect the business, assets, financial condition or results of operations of the Company, whether accrued, absolute, contingent, or otherwise, except as will be set forth in the Audited Financial Statements. Except as disclosed on Schedule 3.5, since the date of the Audited Financial Statements, there has not been nor will there be any change in the assets, liabilities, financial condition, or operations of the Company from that reflected in the Audited Financial Statements, other than changes in the ordinary course of business, none of which individually or in the aggregate have had or will have a Company Material Adverse Effect. Without limiting any of the foregoing, since the date of the Audited Financial Statements and until the Closing Date, except as disclosed on Schedule 3.5, the Company has not and will not have:

                  (a) incurred or become subject to, or agreed to incur or become subject to, any obligation or liability, absolute or contingent, except current liabilities incurred in the ordinary course of business;

                  (b) mortgaged, pledged, or subjected to any Lien (or agreed to do so with respect to) any of its assets, or discharged or satisfied any Lien, or paid or satisfied any obligation or liability other than in the ordinary course of business and consistent with past practice;

                  (c) sold or transferred, or agreed to sell or transfer, any of its assets, or canceled or agreed to cancel, any debts due it or claims therefor, except, in each case, for full consideration and in the ordinary course of business;

                  (d) engaged in any transactions adversely affecting its business or their assets or suffered any extraordinary losses or waived any rights of substantial value not in the ordinary course of business;

                  (e) purchased or agreed to purchase any securities, bonds, or any other capital stock or assets of any other entity with cash or liquid assets, or used cash or liquid assets to incur debts, for matters not within the ordinary course of business or not for appropriate corporate purposes;

                  (f) increased any salaries or granted or agreed to grant, or paid, or agreed to pay, any bonus, loan, incentive payment or other item of value or made any other similar agreement, to or with any of its directors, officers or agents except as compensation in the ordinary course of business for appropriate services performed;

                  (g) declared or paid any dividend or made any other distribution to its stockholders;

                  (h) made or authorized any capital expenditure of more than $50,000 in the aggregate except in the ordinary course of business or approved by Parent, and except for expenditures made in connection with the refurbishment and development of the Company Rigs #6 and #41, which expenditures are estimated to be approximately $1,750,000 in the aggregate;

                  (i) made or agreed to make any changes in its Certificate of Incorporation, bylaws, or capital structure;

                  (j) entered into any representative, distributorship, service, installation, support and maintenance, agency or other similar agreement except in the ordinary course of business and approved by Parent;

                  (k) incurred or suffered any damage, destruction, or loss, whether or not covered by insurance, materially affecting its business or any of their respective assets;

                  (l) made or applied to make any change in accounting methods or practices, including for tax purposes; or

                  (m) entered into any agreement, commitment or understanding, whether or not in writing, with respect to any of the foregoing.

         3.6 Absence of Undisclosed Liabilities. Except for liabilities set forth in the Audited Financial Statements and Schedule 3.6 of the Company Disclosure Schedule, and except for any liabilities incurred by the Company in the ordinary course of business since the date of the Company Balance Sheet, the Company has no liabilities, whether contingent, absolute, determined or otherwise which would (i) be required to be recorded on a balance sheet or disclosed in notes to financial statements prepared in accordance with GAAP consistently applied, or (ii) cause or reasonably be expected to cause a Company Material Adverse Effect.

         3.7      Absence of Certain Changes or Events. Except as set forth on
Schedule 3.7 of the Company Disclosure Schedule since the date of the Company Balance Sheet, the Company has conducted its business only in the ordinary course consistent with past practice.

         3.8 Contracts. Except as otherwise clearly identified elsewhere in the Company Disclosure Schedule, Schedule 3.8 of the Company Disclosure Schedule lists the following agreements, whether oral or written, to which the Company is a party:

                           (i) agreements or indentures relating to the borrowing of money or to mortgaging, pledging or otherwise placing a Lien on any of the properties or assets of the Company;

                           (ii) guaranties of any obligation for borrowed money or otherwise;

                           (iii) leases or agreements under which it is lessee of, or holds or operates any property, real or personal, owned by any other party, for which the annual rental exceeds $50,000.00;

                           (iv) leases or agreements under which it is lessor of, or permits any third party to hold or operate, any property, real or personal, for which the annual rental exceeds $50,000.00;

                           (v) contracts or groups of related contracts with the same party for the purchase of products or services under which the undelivered balance of such products or services is in excess of $50,000.00;

                           (vi) contracts or commitments for capital expenditures in excess of $50,000.00 excluding expenditures made in connection with the refurbishment and development of the Company Rigs #6 and #41, which expenditures are estimated to be approximately $1,750,000 in the aggregate;

                           (vii) agreements for the acquisition or sale of any capital asset with a value in excess of $50,000.00;

                           (viii) agreements for the payment or receipt of drilling or other service fees, license fees, or commissions to or from any Person that are reasonably expected to exceed $100,000.00 per Person per month;

                           (ix) contracts relating to the future disposition or acquisition of any assets or properties which individually or in the aggregate would be individually or in the aggregate in excess of $50,000.00;

                           (x) employment and consulting agreements covering any employee of, or consultant to, the Company providing for annual salary or payments in excess of $50,000.00; and

                           (xi) deferred compensation agreements, employee stock option plans, group life, hospitalization or disability insurance, severance policies and other plans and arrangements providing benefits for employees of the Company.

         True and correct copies of all documents, including all amendments thereto, referred to above (collectively, the "Material Contracts") have been made available to the GW Parties. There is no existing breach, default, or event of default by the Company, or, to the respective Knowledge of the Company or the Designated Stockholders, by any other party, under any Material Contract. Except as set forth in Schedules 3.2(a) and (b) or Schedule 3.8 of the Company Disclosure Schedule, no third party consents to the execution, delivery, and consummation of this Agreement or the transactions contemplated herein are required pursuant to the terms of any Material Contract.

         3.9 Title to Property and Assets. The Company has good and defensible title to the Company's properties and assets, and all such properties and assets are free and clear of all mortgages, pledges, security interests, liens, charges, claims, restrictions, easements or other encumbrances of any nature ("Liens") other than Permitted Liens and Liens that are set forth on
Schedule 3.9 of the Company Disclosure Schedule and which such scheduled Liens and Permitted Liens do not, individually or in the aggregate, cause a Company Material Adverse Effect. With respect to the property and assets it leases, the Company is in compliance with such leases and holds a valid leasehold interest free of any liens, claims, or encumbrances, except such liens and encumbrances which are not material in nature or amount and do not materially impair the Company's use of such leased property. All leases of real or personal property to which the Company is a party are fully effective and afford the Company peaceful and undisturbed possession of the property which is the subject matter of the lease.

         3.10 Litigation. Except as set forth in Schedule 3.10 of the Company Disclosure Schedule, there are no Legal Claims pending, or to the respective Knowledge of the Company and the Designated Stockholders, threatened, against the Company, or any of its properties or assets, except for any of the foregoing that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Except as set forth in
Schedule 3.10 of the Company Disclosure Schedule, there are no existing orders, judgments, settlements, injunctions, or decrees of any Governmental Authority to which the Company, or any of its assets, properties, business, or operations are subject.

         3.11     Taxes.

                  (a) The Company has timely filed all U.S. federal, state and local tax returns and reports required to be filed, or appropriate extensions related thereto, on or before the Closing Date by the Company under applicable laws and all such tax returns and reports were true, complete and correct to the best Knowledge of the Company. Based on tax elections expected to be made by the Company, the Company has accrued for all U.S. federal, state and local taxes (including any additions to taxes, penalties and interest related thereto) for which the Company is or could be liable with respect to all taxable periods (or portions thereof) ending on or before December 31, 2003. The Company has withheld and paid over all U.S. federal, state and local taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including the maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party, except for such failure to withhold or pay over and such failure to comply as would not, individually or in the aggregate, have a Company Material Adverse Effect. There are no encumbrances on any of the assets, rights or properties of the Company with respect to taxes, other than Permitted Liens.

                  (b) No audit of the tax returns of the Company is pending or, to the respective Knowledge of the Company and the Designated Stockholders, threatened. No deficiencies have been asserted against the Company as a result of examinations by any taxing authority and no issue has been raised by any examination of the Company conducted by any taxing authority that, by application of the same principles, might result in a proposed deficiency for any other period not so examined. The Company is not subject to any private letter ruling of the Internal Revenue Service or comparable rulings of other U.S. federal, state or local tax authorities that will be binding on the Company with respect to any period following the Closing Date.

                  (c) Other than the extensions set forth in Schedule 3.11 of the Company Disclosure Schedule, there are no agreements, waivers of statutes of limitations, or other arrangements providing for extensions of time in respect of the assessment or collection of any unpaid taxes against the Company.

                  (d) The Company is not a party to or bound by any tax indemnity, tax sharing or tax allocation agreement or arrangement. The Company has never been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code.

         3.12 Proprietary Rights. The Company does not own or license any computer software (other than off-the-shelf products, which are subject to fully paid licenses), patents, patent applications, trademarks, service marks, trade names, copyrights or other intellectual property rights that are, individually or in the aggregate, material to the business of the Company other than as described in Schedule 3.12 of the Company Disclosure Schedule. The Company has not received any notice of any infringement, misappropriation or violation by the Company of any intellectual property rights of any third parties.

         3.13 Transactions with Affiliates. No stockholder, director or officer of the Company and no associate of any such shareholder, director or officer is currently, directly, or indirectly, a party to any transaction with the Company, including any agreement, arrangement or understanding, written or oral, providing for the employment of, furnishing of services by, rental of real or personal property from, or otherwise requiring payment to, any such stockholder, director, officer or associate, except as disclosed on Schedule
3.13 of the Company Disclosure Schedule. Except as disclosed on Schedule 3.13, no stockholder, director or officer of the Company, and no associate of such stockholder, director or officer currently owns, directly or indirectly, any interest in any customer, supplier or competitor of the Company, except for passive investments in entities in which these persons do not serve on the boards of directors of such entities and do not beneficially own more than 5% of the entities' issued and outstanding capital. With the exception of Lime Rock and except as disclosed on Schedule 3.13, no stockholder, director or officer of the Company, and no associate of such stockholder, director or officer currently serves as a director, officer, or employee of, any customer, supplier or competitor of the Company. For the purposes of this Section 3.13 only, an "associate" of any stockholder, director or officer means a member of the immediate family of such stockholder, director or officer or any corporation, partnership, trust or other entity in which such shareholder, director, officer or employee has a substantial ownership or beneficial interest or is a director, officer, partner or trustee, or person holding a similar position.

         3.14     Permits; Compliance with Laws. Except as set forth in Schedule
3.14 of the Company Disclosure Schedule, the Company holds all permits, licenses, consents, and authorizations that are necessary for the conduct of its business, except for any failure to hold that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company has not received any written notice of any material violation of any law, ordinance, regulation, or order applicable to the Company or the business conducted by it. The conduct of the business of the Company complies with all applicable laws, ordinances, regulations, and orders, including, but not limited to, all laws, ordinances, regulations or orders relating to the exportation or importation of products, except for any noncompliance that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Notwithstanding the foregoing, no representation or warranty in this Section 3.14 is made with respect to permits issued under or matters relating to any Environmental Laws, which are covered exclusively by the provisions set forth in Section 3.15.

         3.15 Environmental. Except for such matters that are not, individually or in the aggregate, reasonably expected to have a Company Material Adverse Effect and except for matters disclosed on the Phase One Report obtained by Parent, which has not been reviewed by the Company, any of its officers or directors, or any Company Security Holders.

                  (a) There is no condition existing on any real property or other asset owned or leased by the Company or resulting from operations conducted thereon that would reasonably be expected to give rise to any liability to the Company under Environmental Laws or constitute a violation of any Environmental Laws, and the Company is otherwise in compliance with all applicable Environmental Laws.

                  (b) The Company is not subject to any pending or, to the respective Knowledge of the Company and the Designated Stockholders, threatened, action, suit, investigation, inquiry or proceeding relating to any Environmental Laws by or before any Governmental Authority.

                  (c) To the respective Knowledge of the Company and the Designated Stockholders, all permits, notices and authorizations, if any, that are necessary for the conduct of the business of the Company have been duly obtained or filed.

                  (d) To the respective Knowledge of the Company and the Designated Stockholders, Hazardous Substances have not been released, disposed of or arranged to be disposed of by the Company, in violation of, or in a manner or to a location that would reasonably be expected to give rise to liability under, any Environmental Laws.

                  (e) The Company has not assumed, contractually or, to the respective Knowledge of the Company and the Designated Stockholders, by operation of law, any liabilities or obligations of third parties under any Environmental Laws, except in connection with the acquisition of assets or entities associated therewith.

                  (f) "Environmental Laws" means any energy, public utility, health, safety and environmental laws, regulations, orders, permits, licenses, approvals, ordinances, rule of common law, and directives promulgated by any Governmental Authority.

                  (g) "Hazardous Substance" means (a) any "hazardous substance," as defined by the Comprehensive Environmental Response, Compensation and Liability Act, (b) any "hazardous waste," as defined by the Resource Conservation and Recovery Act, or (c) any pollutant or contaminant or hazardous, dangerous or toxic chemical or material or any other substance including, but not limited to asbestos, buried contaminants, regulated chemicals, flammable explosives, radioactive materials (including without limitation naturally occurring radioactive materials), polychlorinated biphenyls, regulated by, or that could result in the imposition of liability under, any Environmental Law or other applicable law of any applicable governmental authority relating to or imposing liability or standards of conduct concerning any hazardous, toxic, or dangerous waste, substance or material, all as amended.

         3.16 Fees. There are no claims for investment bankers' fees, finders' fees, or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Company, for which the GW Parties or the Company will have any liability, other than fees to Parks Paton Hoepfl & Brown payable by the Company.

         3.17 ERISA. Neither the Company nor any trade or business (whether or not incorporated) under common control with the Company within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code) (an "ERISA Affiliate") maintains or contributes to or is obligated to contribute to, and has ever maintained or contributed to or been obligated to contribute to, (i) any "multiemployer plan," within the meaning of Section 4001(a)(3) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated and rulings issued thereunder ("ERISA"), to which any Person or any ERISA Affiliate of such Person makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions (a "Multiemployer Plan"), (ii) any single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of a Person or any ERISA Affiliate of such Person and at least one person other than such Person and any ERISA Affiliate of such Person or (b) was so maintained and in respect of which such Person or an ERISA Affiliate of such Person could have liability under Section 4064 of ERISA in the event such plan has been or were to be terminated (a "Multiple Employer Plan") or (iii) except as set forth in Schedule
3.17 of the Company Disclosure Schedule, any employee benefit plan (as defined in Section 3(3) of ERISA) sponsored or maintained by the Company or to which the Company makes, is making, or is obligated to make contributions (a "Plan"), including but not limited to a Pension Plan. With respect to the Plan(s) disclosed in Schedule 3.17 of the Company Disclosure Schedule:

                  (a) Each such Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code, and other federal or state law. No such Plan is intended to qualify under Section 401(a) of the Code.

                  (b) There are no pending Legal Claims (other than routine claims for benefits) or, to the respective Knowledge of the Company or the Designated Stockholders, threatened Legal Claims with respect to any such Plan, and there has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any such Plan.

                  (c) The execution of, and the performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events): (i) constitute an event under any Plan that will or is reasonably expected to result in any payment to any employee (whether of severance pay or otherwise); (ii) result in the acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee; or (iii) cause any existing Plan to constitute a Pension Plan.

                  (d) (i) Neither the Company nor any ERISA Affiliate of the Company has incurred, or reasonably expects to incur, any material liability under Title IV of ERISA with respect to any Pension Plan; (ii) neither the Company nor any ERISA Affiliate of the Company has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and
(iii) neither the Company nor any ERISA Affiliate of the Company has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

         3.18 Warranties, Indemnification and Representations. THE COMPANY'S PROPERTIES AND EQUIPMENT HAVE BEEN UTILIZED BY THE COMPANY FOR THE PURPOSE OF DRILLING AND PERFORMING WORK-OVERS ON OIL AND GAS WELLS. THE COMPANY HAS MADE AVAILABLE TO THE GW PARTIES PHYSICAL ACCESS TO THE COMPANY'S PROPERTIES AND EQUIPMENT. EACH OF THE GW PARTIES ACKNOWLEDGES THAT SOME EQUIPMENT MAY CONTAIN ASBESTOS AND/OR NATURALLY OCCURRING RADIOACTIVE MATERIAL (HEREINAFTER REFERRED TO AS "NORM"). IN THIS REGARD, EACH OF THE GW PARTIES EXPRESSLY UNDERSTANDS THAT NORM MAY AFFIX OR ATTACH ITSELF TO MATERIALS AND EQUIPMENT AS SCALE, OR IN OTHER FORMS, AND THAT MATERIALS AND

EQUIPMENT INCLUDED IN THE COMPANY'S ASSETS MAY CONTAIN NORM. EACH OF THE GW PARTIES ALSO EXPRESSLY UNDERSTANDS THAT SPECIAL PROCEDURES MAY BE REQUIRED FOR THE REMOVAL AND DISPOSAL OF ASBESTOS AND/OR NORM FROM THE EQUIPMENT AND THE COMPANY'S PROPERTIES WHERE IT MAY BE FOUND.

         NONE OF THE COMPANY OR THE DESIGNATED STOCKHOLDERS MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO THE ACCURACY OR COMPLETENESS OF DATA, REPORTS, OR MATERIALS NOT INCLUDED IN THIS AGREEMENT OR THE DISCLOSURE SCHEDULES ATTACHED HERETO, OR ANY PROJECTIONS, ESTIMATES OR BUDGETS DELIVERED TO OR MADE AVAILABLE TO THE GW PARTIES OF FUTURE REVENUES, FUTURE RESULTS OF OPERATIONS (OR ANY COMPONENT THEREOF), FUTURE CASH FLOWS OR FUTURE FINANCIAL CONDITION (OR ANY COMPONENT THEREOF) OF THE COMPANY OR THE FUTURE BUSINESS AND OPERATIONS OF THE COMPANY.

         3.19 Accounts Receivable. Except as provided on Schedule 3.19, of the Company Disclosure Schedule all accounts receivable reflected on the Financial Statements or on the accounting records of the Company as of the Closing Date (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. Unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date current and collectible net of the respective reserve shown on the Balance Sheet or on the accounting records of the Company as of the Closing Date (which reserves are adequate and calculated consistently with past practice and, in the case of the reserve as of the Closing Date, will not represent a greater percentage of the Accounts Receivable as of the Closing Date than the reserve reflected in the Balance Sheet represented of the Accounts Receivables reflected therein and will not represent a material adverse change in the composition of such Accounts Receivable in terms of aging). The work in progress reflected on the Balance Sheet and the work performed by the Company after the date of the Balance Sheet, except to the extent billed since such date in the ordinary conduct of the business by the Company, in the case of such work in progress, represent work completed in accordance with the requirements of any applicable contract, and, have been reflected on the books of the Company in accordance with GAAP.

         3.20     Insurance.

                  (a) Schedule 3.20 of the Company Disclosure Schedule sets forth a list and brief description of the insurance policies relating to the insurable properties of the Company and the conduct of the business of the Company. All premiums due and arising thereon have been paid and such policies are in full force and effect.

                  (b) The Company maintains, with financially sound and reputable insurers, insurance policies covering such perils and in such amounts as are usually maintained with respect to drilling rigs and equipment; and such worker's compensation insurance as shall be required by applicable law, including endorsements for borrowed servant, voluntary compensation and in rem claims;

                  (c) Schedule 3.20 of the Company Disclosure Schedule is a complete and accurate list of all pending or outstanding insurance claims ("Outstanding Insurance Claims") of the Company against the Company's insurance companies and the amount, if any, of each Outstanding Insurance Claim that is reflected in the Financial Statements as an account receivable or other asset.

         3.21 Books and Records. All of the books and records of the Company have been prepared and maintained in accordance with good business practices and, to the best of Company's and Designated Stockholders' Knowledge, in compliance with all Applicable Laws and other requirements.

         3.22 Additional Information. Schedule 3.22 of the Company Disclosure Schedule contains accurate lists and summary descriptions of the following:

                  (a) The name and address of every bank and other financial institution at which the Company maintains an account (whether checking, savings or otherwise), lock box or safe deposit box for its business, and the account numbers and names of persons having signing authority or other access thereto;

                  (b) The names and titles of and salaries for all employees of the Company, together with the vacation and severance benefits to which each such person is entitled; and

                  (c) All names under which the Company has conducted any business or otherwise used.

         3.23 Labor Matters. The Company has not suffered any strike, slowdown, picketing or work stoppage by any union or other group of employees. The Company is not a party to any collective bargaining agreement; no such agreement determines the terms and conditions of employment of any employee of the Company; no collective bargaining agent has been certified as a representative of any of the employees of the Company; and no representation campaign or election is now in progress with respect to any of the employees of the Company. Neither the Designated Stockholders nor any officers of the Company has any Knowledge that the Company has taken or failed to take any action that would cause Parent or Sub to incur any liability in the event Sub chooses to dismiss from its employment any of the Company's employees following the Closing. The Company has complied in all material respects with all laws relating to the employment of labor in the conduct of its Business, including provisions thereof relating to wages, hours, equal opportunity and the payment of pension contributions, social security and other taxes.

         3.24     Investment Representations.

                  (a) Each Designated Stockholder is acquiring the Parent Stock for his own account for investment and not with a view to, or for sale or other disposition in connection with, any distribution of all or any part thereof, except pursuant to an applicable exemption under the Securities Act. In acquiring the Parent Stock, each Designated Stockholder is not offering or selling, and will not offer or sell, for Parent in connection with any distribution of the Parent Stock, and each Designated Stockholder does not have a participation and will not participate in any such undertaking or in any underwriting of such an undertaking except in compliance with applicable federal and state securities laws.

                  (b) Each Designated Stockholder represents that he has had an opportunity to ask questions of and receive answers from Parent regarding Sub and its business, assets, results of operations and financial condition and the terms and conditions of the issuance of the Parent Stock. The foregoing, however, shall not limit or modify the representations and warranties of Parent in Article IV, shall not limit the rights of a Designated Stockholder prior to and in anticipation of any issuance of the Parent Stock pursuant hereto, and shall not limit the disclosure requirements of applicable federal and state securities laws.

                  (c) Each Designated Stockholder acknowledges that he is able to fend for himself, can bear the economic risk of his investment in the Parent Stock, and has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Parent Stock.

                  (d) Each Designated Stockholder understands that the Parent Stock, when issued to such Designated Stockholder, will not have been registered pursuant to the Securities Act or any applicable state securities laws, that the Parent Stock will be characterized as "restricted securities" under federal securities laws, and that under such laws and applicable regulations, the Parent Stock cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom. In this connection, each Designated Stockholder represents that he or it is familiar with Rule 144 promulgated under the Securities Act, as currently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Stop transfer instructions may be issued accordingly to the transfer agent for the Designated Stockholder.

                  (e) It is agreed and understood by each Designated Stockholder that the certificates representing the Parent Stock shall each conspicuously set forth on the face or back thereof, in addition to any legends required by Applicable Law or other agreement, a legend in substantially the following form:

         THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), AND SAID SHARES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS THE SHARES ARE REGISTERED UNDER THE ACT OR THE CORPORATION SHALL HAVE RECEIVED A WRITTEN OPINION OF COUNSEL SATISFACTORY TO IT THAT SUCH SALE, ASSIGNMENT OR OTHER TRANSFER WILL NOT RESULT IN A VIOLATION OF ANY APPLICABLE LAW OR REGULATION, STATE OR FEDERAL. TRANSFER OF THE SHARES IS PROHIBITED OTHER THAN IN ACCORDANCE WITH REGULATIONS PROMULGATED UNDER THE ACT.

                  (f) It is agreed and understood by the Company and the Designated Stockholders that Parent and Sub are actively involved in the evaluation of (i) possible asset and stock acquisitions in the land drilling business, and (ii) restructuring of their indebtedness, as a result of which Parent may issue its equity securities and make cash payments if such activities result in a consummation of a transaction.

                                   ARTICLE IV
          REPRESENTATIONS AND WARRANTIES OF PARENT, SUB, AND GREY WOLF
                                    HOLDINGS

         Each of Parent, Sub and Grey Wolf Holdings represents and warrants to the Company and each Designated Stockholder, as of the date of this Agreement, those matters set forth in this Article IV. The term "GW Parties" refers to Parent, Sub and Grey Wolf Holdings collectively, and the term "GW Party" refers to each of them.

         4.1 Organization. Parent is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Texas and has the requisite power to own its property and carry on its business as now being conducted. Sub is a limited partnership duly formed, validly existing and in good standing in the State of Texas. Grey Wolf Holdings is a corporation, duly formed, validly existing and in good standing in the State of Nevada. Each GW Party is duly qualified and/or licensed, as may be required and is in good standing in each of the jurisdictions in which the nature of the business conducted by it or the character of the property owned, leased or used by it makes such licensing or qualification and/or licensing necessary in each case except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

         4.2      Authorization, Validity, and Effect of Agreements.

                  (a) Each of the GW Parties has the requisite power and authority to execute and deliver this Agreement and all agreements and documents contemplated hereby and thereby. The consummation by each of the GW Parties of the transactions contemplated hereby has been duly authorized by all requisite action of each of the GW Parties. This Agreement has been duly executed and delivered by each of the GW Parties and, assuming the due authorization, execution and delivery by the Company and each Designated Stockholder, constitutes, and all agreements and documents contemplated hereby (when executed and delivered pursuant hereto) will constitute, the valid and legally binding obligations of each of the GW Parties, enforceable against each of the GW Parties in accordance with their respective terms.

                  (b) Neither the execution and delivery of this Agreement by any of the GW Parties nor the consummation by any of the GW Parties of the transactions contemplated herein nor compliance by any of the GW Parties with any of the provisions hereof will (i) conflict with or result in any breach of the Articles of Incorporation or Bylaws or the Limited Partnership Agreement of any of the GW Parties respectively; (ii) result in a violation or breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination, cancellation of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien or encumbrance upon any of the properties or assets of any of the GW Parties under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, lease, agreement or other instrument or obligation of any kind to which any of the GW Parties is a party or by which any of the GW Parties or any of their respective properties or assets may be bound; or (iii) violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to any of the GW Parties or any of their respective properties or assets, other than any such event described in items (ii) or (iii) that would not reasonably be expected to have a Parent Material Adverse Effect.

                  (c) Except for the expiration or early termination of the waiting period under the HSR Act, if applicable, no consent, approval, or authorization of, or declaration to or filing with, any Governmental Authority is required of any of the GW Parties for the valid execution and delivery by any of the GW Parties of this Agreement or any other agreement or instrument to be executed and delivered by any of the GW Parties hereunder and the consummation of the transactions provided for herein or therein, except that would not reasonably be expected to have a Parent Material Adverse Effect.

         4.3 Fees. There are no claims for investment bankers' fees, finders' fees, or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of any of the GW Parties for which the Company, or any of its stockholders will have any liability.

         4.4 Litigation. There are no Legal Claims pending or, to any of the GW Parties' respective Knowledge, threatened against any of the GW Parties or any of their respective properties or assets that would reasonably be expected to have a Parent Material Adverse Effect.

         4.5 Inspections; No Other Representations. Each of the GW Parties is an informed and sophisticated purchaser, experienced in the evaluation and purchase of companies such as the Company as contemplated hereunder. Each of the GW Parties has undertaken such investigation and has been provided with and has evaluated such documents and information as it has deemed necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement. Each of the GW Parties acknowledges that the Company has given each of them access to the documents and facilities of the Company. Each of the GW Parties acknowledges that the Company and Designated Stockholders make no representation or warranty with respect to (i) any projections, estimates or budgets delivered to or made available to any of the GW Parties of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Company or the future business and operations of the Company, or (ii) any other information or documents made available any of the GW Parties or their counsel, accountants or advisors with respect to the Company or its businesses or operations, except as expressly set forth in this Agreement.

         4.6 SEC Reports. Each of Parent's reports filed with the United States Securities and Exchange Commission on or after January 1, 2003 pursuant to the Securities Exchange Act of 1934 comply with the applicable regulations and provide accurate disclosure concerning Parent and its business, as of the filing dates thereof, except as modified by subsequent reports.

                                   ARTICLE V
                     CONDUCT OF BUSINESS PENDING THE MERGER

         5.1 Conduct of Business by the Company. The Company covenants and agrees that, prior to the Closing, (i) unless Parent shall otherwise consent in writing (which consent shall not unreasonably be withheld, conditioned or delayed); (ii) except in connection with the transactions contemplated by this Agreement; and (iii) except as set forth in Schedule 5.1 of the Company Disclosure Schedule:

                  (a) The business of the Company shall be conducted only in the ordinary and usual course of business and consistent with past practices, and the Company shall use all reasonable efforts to maintain and preserve intact its business organization, to maintain significant beneficial business relationships with suppliers, contractors, distributors, customers, licensors, licensees and others having business relationships with it and keep available the services of its current key officers and employees.

                  (b)      Without limiting the generality of the foregoing
Section 5.1(a), the Company shall not directly or indirectly do any of the following:

                           (i)      acquire, sell, encumber, lease, transfer or
dispose of any assets, rights or securities that are material to the Company in the aggregate or terminate, cancel, materially modify or enter into any material commitment, transaction, line of business or other agreement, in each case out of the ordinary course of business consistent with past practice, or acquire by merging or consolidating with or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business, corporation, partnership, association or other business organization or division thereof;

                           (ii)     amend or propose to amend its Certificate of
Incorporation or Bylaws;

                           (iii)    issue, sell, pledge, dispose of or encumber,
or authorize, propose or agree to the issuance, sale, pledge or disposition or encumbrance by the Company of any shares of, or any options, warrants or rights of any kind to acquire any shares of, or any securities convertible into or exchangeable for any shares of, its capital stock of any class, or any other securities in respect of, in lieu of, or in substitution for any class of its capital stock outstanding on the date hereof;

                           (iv)     modify the terms of any existing
indebtedness for borrowed money or incur any indebtedness for borrowed money or issue any debt securities, except indebtedness incurred in the ordinary course of business consistent with past practice, but only if the amount of such additional indebtedness does not exceed $50,000 in the aggregate and except indebtedness incurred in connection with the refurbishment and development of the Company's Rigs #6 and #41;

                           (v)      assume, guarantee, endorse or otherwise as
an accommodation become responsible for, the obligations of any other person, or make any loans or advances, except for those not in excess of $25,000 in the aggregate;

                           (vi)     take any action with respect to the grant of
or increase in any severance or termination pay;

                           (vii)    adopt or establish any new employee benefit
plan, amend in any material respect any employee benefit plan or, other than in the ordinary course of business consistent with past practice, increase the compensation or fringe benefits of any employee (except as required by any existing employee benefit plans or employment agreements or applicable law) or pay any material benefit not required by any existing employee benefit plan;

                           (viii)   make or commit to make capital expenditures
in excess of $50,000 except for expenditures incurred in connection with the refurbishment and development of the Company's Rigs #6 and #41;

                           (ix)     make any material changes in tax accounting
methods except as required by applicable law;

                           (x)      write off any accounts or notes receivable;

                           (xi)     declare, set aside or pay any dividend or
other distribution in respect of capital stock of the Company; or

                           (xii)    enter into any agreement to do or engage in
any of the foregoing.

                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

         6.1 Stockholder Approval. The Company shall promptly call a meeting of its stockholders, or obtain the written consent of stockholders in accordance with the DGCL (the "Company Stockholder Meeting"), for the purpose of voting upon the Merger and shall use its reasonable best efforts to obtain stockholder approval of the Merger. The Company Stockholder Meeting shall occur as soon as practicable following the date hereof, and the Company will, through its Board of Directors (unless the Board of Directors shall conclude in good faith, after consultation with and based upon the written advice of Patton Boggs LLP, which advice need not constitute an opinion, that not recommending the Merger, or withdrawing or modifying any such recommendation, is necessary in order for the Board of Directors not to breach its fiduciary obligations under applicable law), recommend to its stockholders the approval of the Merger and not rescind its declaration that the Merger is fair to and advisable and in the best interests of the Company and its stockholders.

         6.2      Registration Statement.

                  (a) If the Merger occurs, then within three days after Closing, Parent will, on that one occasion only, prepare and file with the Commission under the Act, a registration statement on Form S-3 (the "Shelf Registration Statement") for the purpose of registering the resale from time to time of "Subject Securities" (as hereinafter defined) by Holders (as hereinafter defined). As used herein, (i) "Subject Securities" means shares of Parent Common Stock issued to Holders incident to the Merger and any common stock or other security issued or issuable as a dividend or other distribution with respect to, or in exchange for, or upon conversion or in replacement of, any of such Parent Common Stock, and (ii) "Holders" means those Company Security Holders who are entitled to Parent Common Stock in accordance with Schedule 2.5(c) of the Company's Disclosure Schedule.

                  (b) Parent will use its best efforts to have the Shelf Registration Statement declared effective by the Commission as soon as reasonably possible, and thereafter to maintain the effectiveness of the Shelf Registration Statement and to maintain such Shelf Registration Statement "current" (as hereinafter defined) at all times until the "Registration Termination Date" (as hereinafter defined). The "Registration Termination Date" means the second anniversary of the date (the "Effective Registration Date") when the Shelf Registration Statement is first declared effective by the Commission.

                  (c) Except as imposed by applicable securities laws, the Parent Common Stock registered pursuant to the Registration Statement shall not be subject to any blackout, suspension or other trading restrictions. Parent shall give notice to the Holders by email and/or facsimile of the Company's request for acceleration and of the effectiveness of the Registration Statement with the Commission, respectively, on the respective days that each of those events occur.

                  (d) The Shelf Registration Statement shall not be considered to be "current" at any time when, by reason of occurrence of any event or by reason of the passage of time, such Shelf Registration Statement does not meet the requirements of Section 10, Section 12(2) or Section 17 of the Act, or such Shelf Registration Statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Shelf Registration Statement shall disclose that Holders may elect to resell Subject Securities without registration of such sales under the Shelf Registration Statement, by making such sales under and as permitted by Rules 144 or 145, as applicable, of the Commission under the Act.

                  (e) The Subject Securities shall be the only securities included in, or otherwise covered by, the Shelf Registration Statement.

                  (f) To the fullest extent permitted by law, Parent will indemnify and hold harmless each Holder, each of such Holder's officers, directors, employees, fiduciaries, partners, or members (and affiliates thereof), as the case may be, and each person controlling such Holder (collectively, the "Holder Indemnitees"), within the meaning of the Act, against all claims, losses, damages, and liabilities, joint or several (or actions in respect thereof), caused by any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, or offering circular, or in any document incorporated by reference in any of the foregoing, or arising out of or based upon any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by Parent of any rule or regulation promulgated under the Act applicable to Parent and relating to action or inaction required of Parent in connection with any such registration or qualification, and will reimburse on demand of each such Holder, each of such Holder Indemnitees, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claims, loss, damage, liability or action; provided, however, that Parent will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense is caused by any untrue statement or omission so made in conformity with written information furnished to Parent by such Holder specifically for inclusion in any such registration statement, prospectus or offering circular. The obligations of Parent under the foregoing indemnity agreement shall survive the completion of the offering of Subject Securities under any registration statement provided for in this Section 6.2.

                  (g) To the fullest extent permitted by law, each Holder with respect to which registration or qualification of Subject Securities has been effected pursuant to this Section 6.2 will indemnify and hold harmless Parent, each of Parent's officers, directors, employees, fiduciaries (and affiliates thereof), as the case may be, and each person controlling Parent (collectively, the "Parent

Indemnitees"), against all claims, losses, damages, and liabilities, joint or several (or actions in respect thereof), insofar as any such claim, loss, damage or liability (or action in respect thereof) to which Parent or any Parent Indemnitees becomes subject is caused by any untrue statement (or alleged untrue statement) or omission or alleged omission made in conformity with information furnished in writing by the Holder specifically for inclusion in any such registration statement, prospectus, or offering circular, or in any document incorporated by reference in any of the foregoing, and will promptly reimburse Parent and each Parent Indemnitee for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action. The obligations of Holders under this indemnity agreement are several and not joint, and shall survive the completion of the offering of Subject Securities under any registration statement provided for in this Section 6.2. Notwithstanding any other provision of this Section 6.2, (i) each Holder shall be liable pursuant to this Section 6.2 only for the percentage of any liability that is equal to the percentage that the Holder's shares covered by the Shelf Registration Statement are of the total number of Subject Securities, and (ii) no Holder shall be liable for more than the market value, as of the Closing Date, of the Subject Securities owned by that Holder as of the Closing Date.

                  (h) All expenses incident to Parent's performance of or compliance with this Section 6.2, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Subject Securities), rating agency fees, printing expenses, messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the fees and expenses incurred in connection with the listing of the securities to be registered on the American Stock Exchange and all securities exchanges on which similar securities issued by Parent are then quoted or listed, the fees and disbursements of counsel for Parent and its independent certified public accountants (including the expenses of any special audit or comfort letters required by or incident to such performance), Act liability insurance (if Parent elects to obtain such insurance), the fees and expenses of any special experts retained by Parent in connection with such registration, and fees and expenses of other persons retained by Parent, in connection with each registration hereunder (but not including discounts, commissions, fees or expenses payable to underwriters that are attributable to the sale of Subject Securities or the fees and expenses of counsel for any selling Holder) (collectively, the "Registration Expenses") will be borne by Parent.

                  (i) Parent will also take such action as may be required to be taken under applicable blue sky laws in connection with issuance of the Parent Common Stock pursuant to this Agreement and in connection with resale of Subject Securities by Holders pursuant to the Shelf Registration Statement; provided that Parent will not be required to become qualified as a foreign corporation in any jurisdiction.

         6.3 Filings; Other Action. Subject to the terms and conditions herein, each of the Company, Parent, and Sub shall and shall cause any appropriate other party to: (a) use all reasonable efforts to cooperate with one another in (i) determining which filings are required to be made prior to the Closing with, and which consents, approvals, permits, or authorizations are required to be obtained prior to the Closing from, any Governmental Authority, in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and (ii) timely making all such filings and timely seeking all such consents, approvals, permits, or authorizations; and (b) use all reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper, or appropriate to consummate and make effective the transactions contemplated by this Agreement. The Company shall use all commercially reasonable efforts to complete the refurbishment of Rigs #6 and 41 prior to Closing. In the event that the refurbishment of Rigs # 6 and 41 is not completed prior to Closing, the Parties shall mutually agree prior to the Closing on the amounts to be accrued on the Company Balance Sheet for the completion of the Rigs.

         6.4 Expenses. If the Merger is consummated, all costs and expenses of the Company and the Designated Stockholders incurred in connection with this Agreement and the transactions contemplated hereby, except costs and expenses relating to finder's fees or investment banking fees, shall be paid by Parent; provided, however, that Parent shall not be responsible for any costs and expenses in excess of $100,000.

         6.5      Employee Benefit Matters.

                  (a) From and after the Closing, Parent shall assume and honor, or, at Parent's option, Parent shall cause the Survivor to honor, all employee benefit plans of the Company in accordance with their terms as in effect immediately before the consummation of the Merger, subject to any amendment or termination thereof that may be permitted by such terms.

                  (b) The Parent shall, or, at Parent's option, Parent shall cause the Survivor to, continue to provide to each individual who is employed by the Company as of the Closing Date and who remains employed following the Closing Date (an "Affected Employee"), compensation and employee benefits which, in the aggregate, are no less favorable than the compensation and benefits provided by the Company to such employee immediately prior to consummation of the Merger, unless otherwise agreed in writing by the Affected Employee.

                  (c) Parent, the Survivor or Sub, as applicable, shall give Affected Employees full credit for their continuous service with the Sub (including deemed service credited by such entities) for purposes of eligibility to participate and vesting (but not benefit accrual) under all employee benefit plans, programs, policies or arrangements that are maintained by Parent, the Sub for such Affected Employees to the same extent recognized by the Company immediately prior to the Closing Date under similar employee benefit plans.

                  (d) Parent and Sub shall waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Affected Employees under any welfare benefit plans that such employees may be eligible to participate in after the Closing Date.

         6.6 Access to Information. Subject to the confidentiality agreement dated January 20, 2004 previously entered into by the Company and Parent, the Company shall afford the officers and directors of Parent and its employees and agents complete access at all reasonable times from the date hereof through the Closing to the Company's officers, properties, facilities, books, records and contracts and shall furnish Parent all financial, operating and other data and information regarding the Company as Parent through its officers, employees or agents, may reasonably request; provided there is no material cost to or effort required by the Company to furnish such information.

         6.7      Indemnification.

                  (a) After the Closing, each of Parent and Sub, jointly and severally, shall, to the fullest extent permitted under applicable law, release, indemnify and hold harmless, each present and former director, officer, shareholder, employee, fiduciary and agent of the Company (collectively, the "Indemnified Parties") against any costs or expenses (including attorneys'
fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to any action or omission occurring prior to the Closing Date within the scope of their duties to the Company. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Closing Date), (i) Parent and the Sub, jointly and severally, shall be responsible for the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to the Company, promptly after statements therefor are received, and (ii) Parent and the Sub will cooperate in the defense of any such matter.

                  (b) This Section 6.7 shall survive the Merger and shall be binding on all successors and assigns of the Parent and the Sub for a period of six (6) years after Closing.

         6.8 Resignation of Officers and Directors. At or before the Closing, the Company will cause each director and officer of the Company, other than such persons designated in writing by Parent at or prior to Closing, to submit his or her written resignation as a director or officer that will be effective on the Closing Date.

         6.9      Tax Matters.

                  (a) All transfer, documentary, sales, use, stamp, registration and other such taxes and fees (including any penalties and interest) incurred in connection with this Agreement (including any transfer tax and any similar tax imposed in any state or political subdivision) shall be paid by the Parent when due, and the Parent will file all necessary tax returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other taxes and fees.

                  (b) To the extent allowable under the Code and requested by Parent in writing, the Company shall elect and apply straight-line depreciation and/or no first-year bonus depreciation for the Rigs for U.S. federal income tax purposes for all tax periods ending on or before the Closing Date for which the Company has not previously filed a U.S. federal tax return. To the extent the Parent requests that the Company make an election under the immediately preceding sentence for a period ending on or before the Closing Date and the Company makes such an election, the Parent shall assume responsibility for and pay any U.S. federal, state and/or local income taxes arising from such an election, regardless of whether the transactions contemplated by this Agreement are consummated. Further, any tax liability of Company or any other occurrence that is attributable to a tax election made at the request of Parent shall not be considered in determining whether a breach of any representations or warranties of the Company set forth herein has occurred, and shall in no way affect the calculation of Net Working Capital. The Company shall not, without the consent of the

Parent, (i) make, revoke or amend any tax election; (ii) execute any waiver of restrictions on assessment or collection of any tax; or (iii) enter into or amend any agreement or settlement with any tax authority.

                  (c) Parent shall have the right and obligation to timely prepare and file, or cause to be timely prepared and filed, when due (i) any tax return that is required to include the operations, ownership, assets or activities of the Company for tax periods ending after the date of this Agreement; and (ii) all tax returns for transfer, documentary, sales, use, stamp or other transfer taxes required for periods ending after the date of this Agreement; provided, however, the Designated Stockholders shall have a reasonable opportunity to review and consent to such returns filed for any period ending prior to the Closing Date (which consent will not be unreasonably withheld). In connection with any such review, the Designated Stockholders shall have access to any records reasonably related to information concerning the returns being prepared and filed.

         6.10     Non-Competition Agreements.

                  (a) In order to allow the Parent to realize the full benefit of its bargain in connection with the Merger; including, but not limited to, the goodwill, confidential business information, trade secrets, trade name and reputation, and customer relationships of the Company, the Designated Stockholders will not at any time during the Prohibited Period (as hereinafter defined), directly or indirectly, acting alone, through any family member, as an employee, employer, consultant, agent, principal, partner, member, more than five percent (5%) shareholder, officer, director, licensor, lender, lessor or in any other individual or representative capacity:

                           (i)      engage in any business or activity that is
the same as or similar to the Company Business in the Covered Area (as both are hereinafter defined);

                           (ii)     request or encourage any present or future
customer or supplier of the Company or any of its Affiliates or of the Parent or any of its Affiliates to curtail or cancel its business with any such entity, subject to any of the Designated Stockholders' fiduciary duties as board members of any such customers or suppliers of the Company; and

                           (iii)    induce or attempt to influence any employee
of the Parent or the Sub or any of their Affiliates to terminate his or her employment with the Parent, the Sub or any of their Affiliates.

                  (b) For purposes of this Section 6.10, (i) the term "Company Business" means the owning, managing and operating of onshore drilling and workover rigs for its own account and others which rigs are contracted or hired for the purpose of drilling and/or workover of oil or natural gas with respect to properties in which the owner of the rigs has no economic interest;
(ii) the term "Covered Area" means the region of the United States of America which includes the entirety of the states of Colorado, Montana, North Dakota, Utah and Wyoming; and (iii) the term "Prohibited Period" means, in the case of the Designated Stockholders other than Lime Rock, the period from the date of this Agreement to the date which is three (3) years after the Closing Date and, in the case of Lime Rock, the period from the date of this Agreement to the date which is one (1) year after the Closing Date.

                  (c) The Designated Stockholders acknowledge and agree that the covenants contained in this Section 6.10 are deemed to consist of a series of separate covenants independent from each other and from any other provision of this Agreement. Each Designated Stockholder expressly agrees that the character, duration and geographical scope of this Section 6.10 are reasonable in light of the circumstances existing on the date of this Agreement. However, in the event the scope of the covenants set forth in this Section 6.10 is deemed to be too broad in any court proceeding or arbitration proceeding conducted pursuant to Section 10.11, the court or arbitrator, as the case may be, may reduce such scope to that which it deems reasonable under the circumstances. The parties hereto agree and acknowledge that the Parent would not have any adequate remedy at law for the breach or threatened breach by any of the Designated Stockholders or any of their Affiliates of the covenants and agreements set forth in this Section 6.10, and, accordingly, the Designated Stockholders agree that the Parent may, in addition to the other remedies which may be available to it hereunder, file suit in equity to enjoin the Designated Stockholders and any of their Affiliates from such breach or threatened breach and consent to the issuance of injunctive relief hereunder without the necessity of first resorting to the arbitration provisions of this Agreement. The Designated Stockholders understand and agree that the act of the Parent in entering into this Agreement, and the Parent's covenants and payments hereunder, shall and do constitute sufficient consideration for the Designated Stockholders to agree not to compete against the Parent as set out in this Section 6.10. In addition, the Designated Stockholders further stipulate, acknowledge and agree, that the Merger constitutes an indirect sale by the Designated Stockholders of the business of the Company and all of the rights and privileges related thereto are and for all purposes relating to their obligations under this Section 6.10, the Designated Stockholders shall be considered a "seller" of the Company Securities.

                  (d) Lime Rock, a Designated Stockholder, agrees that for a period of one (1) year following the Closing Date, Lime Rock and its Affiliates shall not, directly or indirectly through any family member, employee, officer, director, consultant, agent, principal, partner or member acquire or own any equity or other interest in, become an employee, employer, consultant, agent, principal, partner, member, shareholder, officer, director, licensor, lender or lessor to any Person engaged in the Company Business which has significant operations in the Covered Area. Notwithstanding the foregoing, nothing in this Section 6.10 shall prohibit Lime Rock from acquiring an interest in a company engaged in the Company Business as a result of a previously existing investment in another Person. Neither Lime Rock nor any of its Affiliates in which it owns a majority of the outstanding capital stock may acquire, for a period of one (1) year following the Closing Date, a majority of the capital stock of an entity engaged in the Company Business in the Covered Area. The provisions of this paragraph shall not prohibit Lime Rock from having the existing relationships with the Persons described in detail on Schedule 6.10.

                  (e) The Designated Stockholders acknowledge that the Parent has a legitimate and continuing proprietary interest in the protection of the confidential information of the Company and that it has invested substantial sums; including, but not limited to, the consideration paid to the Designated Stockholders pursuant to this Agreement, and the Parent will continue to invest substantial funds to develop, maintain and protect confidential information. For purposes of this Section 6.10, "confidential information" shall include, without limitation, information of a technical and business nature regarding the Parent's and the Company's past, current and anticipated businesses that may encompass financial information, financial figures, trade secrets, the identity of past, present and future customers, details of client or consultant contracts, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, business acquisition plans, employee information, organizational charts, new personnel acquisition plans, technical processes, designs and design projects, inventions and research projects, ideas, discoveries, inventions, improvements, design specifications, writings and other works of authorship. As an independent covenant, the Designated Stockholders agree not to make any unauthorized use, publication, or disclosure of any such confidential information of the Parent or the Company except to the extent that disclosure of such confidential information is necessary to fulfill such Designated Stockholder's responsibilities to the Parent. The Designated Stockholders understand that confidential matters and trade secrets include information not generally known by or available to the public about or belonging to the Parent and the Company and their Affiliates, or belonging to other companies to whom the Parent, its divisions, subsidiaries, and related Affiliates may have an obligation to maintain information in confidence and that authorization for public disclosure may only be obtained through the Parent's written consent. Notwithstanding the foregoing, nothing in this Section 6.10 shall prohibit or limit the Designated Stockholders from disclosing such information (a) as required by any law, rule, or regulation, (b) upon the order of any court or administrative agency, (c) upon the request or demand of any regulatory agency or authority, (d) that is or becomes available to the public other than as a result of the disclosure by the Designated Stockholders; (e) in connection with any litigation to which the Designated Stockholders or any of their respective Affiliates may be a party, and (f) to the extent necessary in connection with the exercise of any remedy under the Agreement. With respect to subsections (a), (b), (c) and (e) above, the Designated Stockholders will endeavor to notify Parent of such necessity to disclose confidential information within a reasonable period of time prior to such disclosure, except where such notification is prohibited by law, administrative rule or regulation, order of court of competent jurisdiction or similar restriction. In addition, notwithstanding the foregoing, nothing in this Section 6.10 shall prohibit or limit Lime Rock's ability to disclose any information with respect to its investment and involvement in the Company, including, but not limited to, the Company's operating and financial history from inception through the Effective Time for purposes of marketing its investment funds.

         6.11 No Solicitation. During the period of time between the execution of this Agreement and the Closing, but in no event for a period of time greater than the first to occur of April 25, 2004 or termination of this Agreement under Article VIII after the execution of this Agreement (the "No Solicitation Period"), the Designated Stockholders shall not, and shall not authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor, agent or representative of, the Company ("Designated Stockholders' Representatives") to, and on becoming aware of will take all reasonable actions to stop such person from continuing to, directly or indirectly, (i) solicit, initiate or encourage or otherwise intentionally facilitate (including by way of furnishing information) the making of any Acquisition Proposal (as defined below), (ii) enter into any agreement with respect to any Acquisition Proposal, or (iii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by the Designated Stockholders or any Designated Stockholders' Representatives, whether or not such person is purporting to act on behalf of the Designated Stockholders or otherwise, shall be deemed to be a material breach of this

Agreement by the Designated Stockholders. The Designated Stockholders immediately shall cease and shall cause to be terminated any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any parties conducted prior to the date hereof by the Designated Stockholders or any Designated Stockholders' Representatives with respect to any Acquisition Proposal existing on the date hereof. Also, during the No Solicitation Period, the Designated Stockholders promptly will notify Buyer of the pendency of any negotiations respecting, or the receipt of, any Acquisition Proposal. For purposes of this Agreement, "Acquisition Proposal" means (i) any proposal, other than a proposal by Parent or any of its affiliates, for a merger or other business combination involving the Company, or (ii) any proposal or offer, other than a proposal or offer by Parent or any of its affiliates, to acquire from the Designated Stockholders or any of its affiliates in any manner, directly or indirectly, an equity interest in the Company, any voting securities of the Company or a material amount of the assets of the Company.

         6.12 Audited Financial Statements. On or before five (5) business days prior to the Closing, the Company shall have delivered to Parent accurate and complete copies of the Company's audited balance sheets dated as of December 31, 2003, and the related audited statements of income, stockholders' equity and statement of cash flows for the year then ended, and the notes and schedules thereto, prepared in conformity with GAAP, consistently applied, together with the unqualified reports thereon of Porter, Muirhead, Cornia & Howard, independent public accountants (the "Audited Financial Statements"). The Audited Financial Statements shall present fairly the financial condition of the Company as of December 31, 2003 and the results of operations of the Company for the periods covered thereby.

                                   ARTICLE VII
                                   CONDITIONS

         7.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the fulfillment, or the express waiver of all parties, on or prior to the Closing Date, of the following conditions:

                  (a) This Agreement and the transactions contemplated hereby shall have been approved, in the manner required by applicable law, by the holders of the issued and outstanding shares of the Company Securities.

                  (b) None of the parties hereto shall be subject to any order or injunction of a court of competent jurisdiction that prohibits the consummation of the transactions contemplated by this Agreement. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such injunction lifted or order reversed.

                  (c) No action, suit, or proceeding shall be pending or threatened by or before any Governmental Authority in which an unfavorable judgment, order, or decree would prevent any of the transactions contemplated hereby or cause any such transaction to be declared unlawful or rescinded or that would reasonably be expected to cause a Company Material Adverse Effect or a Parent Material Adverse Effect.

                  (d) All documents and instruments to be delivered by the parties in connection with the transactions contemplated hereby shall be in form and substance reasonably satisfactory to the parties and their respective counsel, and the parties shall have received such other documents and instruments as they may reasonably request in connection therewith.

         7.2 Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the fulfillment, or the Company's express written waiver, on or prior to the Closing Date, of the following conditions:

                  (a) Each of the GW Parties shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Closing Date, the representations and warranties of each of the GW Parties contained in this Agreement and in any document delivered in connection herewith shall be true and correct in all material respects (except for such representations and warranties that are qualified by material, materiality or similar words, which shall be true and correct) as if made on the Closing Date (or to the extent that any such representation or warranty is expressly made as of another specified date, the same shall be true and correct, or true and correct in all material respects, as applicable, as of such specified date), and the Company shall have received a certificate of the President or a Vice President of each of the GW Parties, dated the Closing Date certifying to such effect.

                  (b) All material consents and approvals of any third parties required of each of the GW Parties in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been obtained by each of the GW Parties, as the case may be, and delivered to the Company.

                  (c) All filings, if any, required to be made under the HSR Act shall have been made, and any applicable waiting period thereunder shall have expired or terminated.

                  (d)      There shall be no Parent Material Adverse Effect.

                  (e) The Company shall have received an opinion of counsel to Parent, in the form attached as Exhibit B, that the Merger Shares will be legally issued and will constitute fully paid and non-assessable shares of Parent.

                  (f) The Company Security Holders shall have received, the certificates representing the Merger Shares as set forth in Final Schedule 2.5(c).

                  (g) The Parent shall have wire-transferred the Merger Cash as set forth in Final Schedule 2.5(c) to the accounts designated by the Company Security Holders and to the Closing Escrow Agent.

         7.3 Conditions to Obligation of each of the GW Parties to Effect the Merger. The obligations of each of the GW Parties to effect the Merger shall be subject to the fulfillment, or Parent's express written waiver at or prior to the Closing Date, of the following conditions:

                  (a) The Company and the Designated Stockholders shall have performed in all material respects their agreements contained in this Agreement required to be performed on or prior to the Closing Date, the representations and warranties of the Company and the Designated Stockholders contained in this Agreement and in any document delivered in connection herewith shall be true and correct in all material respects (except for such representations and warranties that are qualified by material, materiality or similar words, which shall be true and correct) as of the Closing Date as if made on the Closing Date (or to the extent that any such representation or warranty is expressly made as of another specified date, the same shall be true and correct, or true and correct in all material respects, as applicable, as of such specified date), and Parent shall have received a certificate of the President or a Vice President of the Company, dated the Closing Date, certifying to such effect.

                  (b) All material consents and approvals of any third parties required of the Company in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been obtained by the Company and delivered to Parent.

                  (c) All filings required to be made under the HSR Act shall have been made, and any applicable waiting period thereunder shall have expired or terminated.

                  (d)      There shall be no Company Material Adverse Effect.

                  (e) The Company shall have delivered the Certificates to Parent.

                  (f) The Stockholders Agreement shall have been terminated.

                  (g) The Company Rigs #6 and #41 shall be complete and shall be fully functional rigs, available for contract.

                  (h) The Parent shall have entered into an employment agreement with Kyle Swingle, in the form attached as Exhibit C.

                  (i) The Parent shall have received the Audited Financial Statements which shall show no material differences from the Financial Statements.

                  (j) The Company shall have prepared and delivered to Parent a final allocation schedule with the same information updated from the preliminary schedule attached hereto as Schedule 2.5(c) ("Final Schedule 2.5(c)"), and Parent shall have received (i) an acknowledgement and agreement from all Company Security Holders to the allocation provided in Final Schedule 2.5(c) in the form of an attachment thereto, and, as to any Company Security Holders who are not Designated Stockholders, either (x) a written representation in the form substantially similar to Section 3.24, or (y) evidence reasonably satisfactory to Parent that such Company Security Holder has released any right to receive Parent Common Stock in the Merger.

                                  ARTICLE VIII
                                   TERMINATION

         8.1 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Closing Date, by the mutual consent of Parent and the Company.

         8.2 Termination by the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Closing Date by action of the board of directors of the

Company if all conditions to Closing set forth in Sections 7.1 and 7.2 of this Agreement shall not have been waived or satisfied by April 15, 2004 (the "Outside Closing Date") as defined in Article I; provided that, in the case of a termination due to the failure of a condition in Section 7.2, the Company shall not be in breach in any material respect of its obligations under this Agreement.

         8.3 Termination by Parent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Closing Date, by action of the board of directors of Parent, if all conditions to Closing set forth in
Section 7.1 and 7.3 hereof shall not have been waived or satisfied by the Outside Closing Date; provided that, in the case of a termination due to the failure of a condition in Section 7.3, Parent shall not be in breach in any material respect of its obligations under this Agreement.

         8.4      Effect of Termination and Abandonment.

                  (a) Subject to (b), (c), (d) and (e) of this section, if this Agreement is terminated pursuant to this Article VIII, all obligations of the parties hereto shall terminate.

                  (b) If all of the conditions of Sections 7.1 and 7.3 have been waived by Parent or satisfied, and Parent fails or refuses to consummate the transactions contemplated by this Agreement, then the Company may elect as Company's sole remedy to receive a break-up fee from Parent in the amount of $1,000,000. The receipt of the break-up fee shall be the Company's sole remedy.

                  (c) If all of the conditions of Section 7.1 and 7.2 have been waived by the Company or satisfied, and the Company fails or refuses to consummate the transactions contemplated by this Agreement, then Parent may elect, as Parent's sole remedy, to receive a break-up fee from the Company in the amount of $1,000,000. The receipt of the break-up fee shall be the Parent's sole remedy.

                  (d) (i) If the parties mutually agree to terminate this Agreement pursuant to Section 8.1 or if (ii) Parent is not in breach in any material respect of its obligations under this Agreement and (x) Parent elects to terminate this Agreement pursuant to Section 8.3, or (y) the Company elects to terminate this Agreement pursuant to Section 8.2, then each party shall be responsible for its own costs and expenses (including attorneys' fees) associated with this Agreement, and no party shall have any further obligations with respect to this Agreement.

                  (e)      If this Agreement is terminated as permitted in
Section 8.2 or 8.3 and such termination results from the willful (i) failure to perform a material covenant of this Agreement or (ii) breach by either party hereto of any material representation or warranty contained in this Agreement, then such party shall be fully liable for any and all damage, loss, liability and expense (including, without limitation, reasonable attorneys' fees and expenses) incurred or suffered by the other party as a result of such failure or breach.

         8.5 Extension; Waiver. At any time prior to the Closing Date, any party hereto, by action taken by its board of directors, may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and

(c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE IX
                          SURVIVAL AND INDEMNIFICATION

         9.1 Survival Periods. All representations and warranties of the parties contained in this Agreement shall survive the Closing until the date twelve (12) months after the Closing Date. Notwithstanding the immediately preceding sentence, the representations and warranties in Section 3.3 of this Agreement shall survive the Closing indefinitely, the representations and warranties contained in Section 3.11 shall survive the Closing until the date eighteen (18) months after the Closing Date, and the representations and warranties contained in Section 3.15 shall survive the Closing for thirty (30) days after the applicable statute of limitations period or any waiver thereof (each such period being a "Survival Period"). Except as provided above, the parties intend to shorten the statute of limitations and agree that no claims or causes of action may be brought against the Designated Stockholders or the Parent based upon, directly or indirectly, any of the representations, warranties or agreements contained in Articles III and IV of this Agreement after the Survival Period or any termination of this Agreement. This Section 9.1 shall not limit any covenant or agreement of the parties which contemplates performance after the Closing, including, without limitation, the covenants and agreements set forth in Article VI (except Section 6.10 thereof) of this Agreement.

         9.2      Designated Stockholders' Agreement to Indemnify.

                  (a) Subject to the terms and conditions set forth in this Agreement, from and after the Closing, the Designated Stockholders shall Severally, as that term is defined below, but not jointly, indemnify and hold harmless the GW Parties and their directors, partners, officers, employees, affiliates, controlling persons, agents and representatives and their successors and assigns (collectively, the "Parent Indemnitees") from and against all liability, demands, claims, actions or causes of action, assessments, losses, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) (collectively, the "Parent Damages") asserted against or incurred by any the Parent Indemnitee (i) as a result of or arising out of a breach of any representation or warranty contained in Article III of this Agreement when made or at and as of the Closing Date (or at and as of such different date or period specified for such representation or warranty) as though such representation and warranty were made at and as of the Closing Date (or such different date or period) or (ii) as a result of or arising out of a breach of Section 6.9 of this Agreement. As used in this Article IX, the term "Severally" means that a Designated Stockholder would pay that percentage of the total amount to be indemnified equaling the Designated Stockholder's percentage interest of the total Merger Consideration, as described in Final Schedule 2.5(c).

                  (b) The Designated Stockholders' obligation to indemnify the Parent Indemnitees under Section 9.2(a) of this Agreement is subject to the following limitations:

                           (i)      No indemnification shall be made by the
Designated Stockholders unless the aggregate amount of the Parent Damages exceeds $300,000 and, in such event, indemnification shall be made by Designated Stockholders only to the extent the Parent Damages exceed $300,000 (the "Basket").

                           (ii)     In no event shall the Designated
Stockholders' aggregate obligation to indemnify the Parent Indemnitees exceed $15,000,000;

                           (iii)    The amount of any Parent Damages shall be
reduced by (A) any insurance proceeds (net of retroactive premiums related to such Parent Damages) received by the Parent Indemnitee with respect to such Parent Damages under any insurance coverage or for any other party alleged to be responsible for such Parent Damages and (B) the amount of any net tax benefit available to the Parent Indemnitee relating to such the Parent Damages. The Parent Indemnitees shall use commercially reasonable efforts to collect any amounts available under such insurance coverage and from such other party alleged to have responsibility, and the costs incurred by the Parent in such efforts shall be considered in determining the amount of Parent Damages. If the Parent Indemnitee receives an amount under insurance coverage or from such other party with respect to the Parent Damages at any time subsequent to any indemnification provided by the Designated Stockholders under this Section 9.2, then such Parent Indemnitee shall promptly reimburse the Designated Stockholders, as the case may be, for any payment made or expense incurred by the Designated Stockholders in connection with providing such indemnification up to the net amount received by the Parent Indemnitee; and

                           (iv)     The Designated Stockholders shall be
obligated to Severally indemnify the Parent Indemnitees of those claims giving rise to the Parent Damages as to which the Parent Indemnitees have given the Designated Stockholders written notice of prior to the end of the Survival Period. Any written notice delivered by a Parent Indemnitee to the Designated Stockholders with respect to the Parent Damages shall set forth with as much specificity as is reasonably practicable the basis of the claim for the Parent Damages and, to the extent reasonably practicable, a reasonable estimate of the amount of such claim.

         9.3      Parent's Agreement to Indemnify.

                  (a) Subject to the terms and conditions set forth in this Agreement, from and after the Closing, the Parent shall indemnify and hold harmless the Designated Stockholders and their affiliates and their directors, partners, officers, employees, affiliates, including the other Sellers, controlling persons, agents and representatives and their successors and assigns (collectively, the "Designated Stockholders Indemnitees") from and against all liability, demands, claims, actions or causes of action, assessments, losses, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) (collectively, the "Designated Stockholders' Damages") asserted against or incurred by any Designated Stockholders' Indemnitee (i) as a result of or arising out of a breach of any representation or warranty contained in Article IV of this Agreement when made or at and as of the Closing Date (or at and as of such different date or period specified for such representation or warranty) as though such representation and warranty were made at and as of the Closing Date (or such different date or period) or (ii) as a result of or arising out of a breach of Section 6.2 of this Agreement.

                  (b) The Parent's obligation to indemnify the Designated Stockholders Indemnitees under Section 8.3(a) of this Agreement is subject to the following limitations:

                           (i)      No indemnification shall be made by the
Parent unless the aggregate amount of the Designated Stockholders' Damages exceeds $300,000 and, in such event, indemnification shall be made by the Parent only to the extent that the aggregate amount of the Designated Stockholders' Damages exceeds $300,000;

                           (ii)     In no event shall the Parent's aggregate
obligation to indemnify the Designated Stockholders Indemnitees exceed $15,000,000;

                           (iii)    The amount of any Designated Stockholder's
Damages shall be reduced by (A) any amount received by a Designated Stockholder's Indemnitee with respect to such Designated Stockholder's Damages under any insurance coverage or from any other party alleged to be responsible for such Designated Stockholder's Damages and (B) the amount of any net tax benefit available to the Designated Stockholder's Indemnitee relating to such Designated Stockholder's Damages. The Designated Stockholders Indemnitees shall use commercially reasonable efforts to collect any amounts available under such insurance coverage and from such other party alleged to have responsibility, and the costs incurred by the Parent in such efforts shall be considered Parent Damages. If a Designated Stockholder's Indemnitee receives any amount under insurance coverage or from such other party with respect to Designated Stockholders' Damages at any time subsequent to any indemnification provided by the Parent under this Section 9.3, then such Designated Stockholder's Indemnitee shall promptly reimburse the Parent, as the case may be, for any payment made or expense incurred by the Parent in connection with providing such indemnification up to the net amount received by the Designated Stockholder's Indemnitee; and

                           (iv)     The Parent shall be obligated to indemnify
the Designated Stockholders Indemnitees only for those claims giving rise to Designated Stockholders' Damages as to which the Designated Stockholders Indemnitees have given the Parent written notice of prior to the end of the Survival Period. Any written notice delivered by a Designated Stockholder's Indemnitee to the Parent with respect to the Designated Stockholders' Damages shall set forth with as much specificity as is reasonably practicable the basis of the claim for the Designated Stockholders' Damages and, to the extent reasonably practicable, a reasonable estimate of the amount of such claim.

         9.4 Third-Party Indemnification. The obligations of the Designated Stockholders to indemnify the Parent Indemnitees under Section 9.2 of this Agreement with respect to the Parent Damages and the obligations of the Parent to indemnify the Designated Stockholders Indemnitees under Section 9.3 of this Agreement with respect to the Designated Stockholders' Damages, in either case resulting from the assertion of liability by third parties (each, as the case may be, a "Claim"), will be subject to the following terms and conditions:

                  (a) Any party against whom any Claim is asserted will give the indemnifying party written notice of any such Claim promptly after learning of such Claim, and the indemnifying party may, at its option, undertake the defense of such Claim by representatives of its own choosing. Failure to give prompt notice of a Claim under this Agreement shall not affect the indemnifying party obligations under this Article IX, except to the extent the indemnifying party is materially prejudiced by such failure to give prompt notice. If the indemnifying party, within thirty (30) days after notice of any such Claim, or such shorter period as is reasonably required, fails to assume the defense of such Claim, the Parent Indemnitee or the Designated Stockholder's Indemnitee, as the case may be, against whom such Claim has been made will (upon further notice to the indemnifying party) have the right to undertake the defense, compromise or settlement of such Claim on behalf of and for the account and risk, and at the expense, of the indemnifying party, subject to the right of the indemnifying party to assume the defense of such Claim at any time prior to settlement, compromise or final determination of such Claim.

                  (b) Anything in this Section 9.4 to the contrary notwithstanding, the indemnifying party shall not enter into any settlement or compromise of any action, suit or proceeding or consent to the entry of any judgment (i) which does not include as an unconditional term of the delivery by the claimant or plaintiff to the Designated Stockholder's Indemnitee or the Parent Indemnitee, as the case may be, of a written release from all liability in respect of such action, suit or proceeding or (ii) for other than monetary damages to be borne by the indemnifying party, without the prior written consent of the Designated Stockholder's Indemnitee or the Parent Indemnitee, as the case may be, which consent shall not be unreasonably withheld.

                  (c) The Indemnifying Party and the Indemnified Party shall cooperate fully in all aspects of any investigation, defense, pretrial activities, trial, compromise, settlement or discharge of any claim in respect of which indemnity is sought under this Article IX, including, but not limited to, by providing the other party with reasonable access to employees and officers (including as witnesses) and other information.

         9.5 No Setoff. Neither the Parent nor the Designated Stockholders shall have any right to setoff any of the Parent Damages or the Designated Stockholders' Damages, respectively, against any payments to be made by either of them under this Agreement.

         9.6 Insurance. The Indemnifying Party shall be subrogated to the rights of the Indemnified Party in respect of any insurance relating to Damages to the extent of any indemnification payments made under this Agreement.

         9.7 No Duplication. Any liability for indemnification under this Agreement shall be determined without duplication of recovery by reason of the same facts giving rise to such liability constituting a breach of more than one representation, warranty, covenant or agreement.

         9.8      Sole Remedy.

                  (a) The parties agree that following the Closing, the sole and exclusive remedy of any party to this Agreement or their respective affiliates with respect to this Agreement or any other claims relating to the business of Company, the events giving rise to this Agreement and the transactions provided for in this Agreement or contemplated by this Agreement or by any other such claims relating to the business of Company, events giving rise to this Agreement and the transactions provided for in this Agreement shall be limited to the indemnification provisions set forth in this Article IX and, in furtherance of the foregoing, each of the parties, on behalf of itself and its affiliates, waives and releases the other parties to this Agreement (and such other parties' affiliates) from, to the fullest extent permitted under any applicable law, any and all rights, claims and causes of action it or its affiliates may have against the other party to this Agreement except as provided by this Agreement.

                  (b) The parties intend that, even though indemnification and other obligations appear in various sections and articles of this Agreement, the indemnification procedures and limitations contained in this Article IX shall apply to all indemnity and other obligations of the parties under this Agreement, except to the extent expressly excluded in this Article IX.

         9.9 No Special Damages. IN NO EVENT SHALL ANY PARTY BE LIABLE UNDER THIS ARTICLE IX OR OTHERWISE IN RESPECT OF THIS AGREEMENT FOR EXEMPLARY, SPECIAL, PUNITIVE, INDIRECT, REMOTE, SPECULATIVE OR CONSEQUENTIAL DAMAGES.

                                    ARTICLE X
                               GENERAL PROVISIONS

         10.1 Notices. Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission or by same day or overnight courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

         If to Parent:                           If to the Company:

         Grey Wolf, Inc.                         New Patriot Drilling Corp.
         10370 Richmond Ave.                     2136 N. Oil Drive
         Suite 600                               Casper, Wyoming  82604
         Houston, Texas 77042-4136               Attention:  Kyle W. Swingle
                                                 Facsimile:  (307) 266-9864
         Attention: Mr. Thomas P. Richards
         Facsimile: (713) 435-6171

         With copies to (which copies shall not  With copies to (which copies
         constitute notice):                     shall not constitute notice):

         Gardere Wynne Sewell LLP                Patton Boggs LLP
         1000 Louisiana, Suite 3400              1660 Lincoln Street, Suite 1900
         Houston, Texas 77002-5007               Denver, CO  80264
                                                 Attention: Alan L. Talesnick
         Attention:  Mr. Frank Putman            Facsimile: (303) 894-9239
         Facsimile:  (713) 276-6777

                                                 Lime Rock Partners II, L.P.
                                                 518 Riverside Ave.
                                                 Westport, CT  06880
                                                 Attention: Mark A. McCall
                                                 Facsimile: (203) 293-2760

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered, or delivered by courier or on the third day after the mailing thereof.

         10.2 Assignment, Binding Effect. Neither this Agreement nor any of the rights, interests, or obligations, hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto and certain stockholders of the Company and other named beneficiaries of covenants or agreements in the Agreement, or their respective heirs, successors, executors, administrators, and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

         10.3 Entire Agreement. This Agreement, the Company Disclosure Schedule, the confidentiality agreements between the parties hereto and any schedules or agreements delivered in connection with this Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No information previously provided, addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

         10.4 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         10.5 Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware, without regard to its rules of conflict of laws.

         10.6 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto. Executed counterparts transmitted by facsimile shall be effective as originals; provided originals of the executed counterparts are promptly delivered to the other party.

         10.7 Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

         10.8 Interpretation. In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

         10.9 Waivers. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

         10.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction unless the same is material to the terms of this Agreement, in the judgment of either party to this Agreement, in which case the parties shall negotiate in good faith to revise the same so as to be valid or enforceable. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         10.11    Dispute Resolution.

                  (a)      Negotiation; Mediation.

                           (i)      In the event of any dispute or disagreement
between the Company and/or any of the Designated Stockholders on the one hand and the Parent on the other hand as to the interpretation of any provision of this Agreement (or the performance of obligations under this Agreement), the matter, on written request of either party), shall be referred to representatives of the parties for decision, each party being represented by a senior executive officer who has no direct operational responsibility for the matters contemplated by this Agreement (the "Representatives"). The Representatives shall promptly meet in a good faith effort to resolve the dispute. If the Representatives do not agree upon a decision within thirty (30) calendar days after reference of the matter to them, each of parties shall be free to exercise the remedies available to it under Section 10.11.

                           (ii)     The Representatives may, if they desire,
agree to undertake mediation and may, if they choose, do so in accordance with the commercial mediation rules of the American Arbitration Association ("AAA"), either as written or as modified by mutual agreement. A written agreement to undertake mediation may be made at any time. If arbitration proceedings have been instituted, they shall be stayed until the mediation process is terminated.

                  (b)      Arbitration.

                           (i)      Any controversy, dispute or claim arising
out of or relating in any way to this Agreement or the other agreements contemplated by this Agreement or the transactions arising hereunder or thereunder that cannot be resolved by negotiation or mediation pursuant to
Section 10.11 (including the validity, interpretation or applicability of this Section 10.11) shall be settled exclusively by final and binding arbitration in Houston, Texas. Such arbitration will apply the laws of the State of Delaware and the commercial arbitration rules of AAA to resolve the dispute, and will be administered by the AAA.

                           (ii)     Written notice of arbitration must be given
within one year after the notifying party has Knowledge of accrual of the claim on which the notice is based. If the claiming party fails to give notice of arbitration within that time, the claim shall be deemed to be waived and shall be barred from either arbitration or litigation.

                           (iii)    Such arbitration shall be conducted by one
independent and impartial arbitrator to be selected by mutual agreement of the parties, if possible. If the parties fail to reach agreement regarding appointment of an arbitrator within thirty (30) days following receipt by one party of the other party's notice of arbitration, the arbitrator shall be selected from a list or lists of proposed arbitrators submitted by AAA. Unless the parties agree otherwise, the arbitrator shall be a licensed attorney with at least ten (10) years of experience in the practice of law. The selection process shall be that which is set forth in the AAA commercial arbitration rules then prevailing, except that (A) the number of preemptory strikes shall not be limited and (B), if the parties fail to select an arbitrator from one or more lists, AAA shall not initially have the power to make an appointment but shall continue to submit additional lists until an arbitrator has been selected, but if no such arbitrator is selected within sixty (60) days after the receipt of the first notice of arbitration, the AAA shall have the power to make an appointment and shall promptly do so. Initially, however, promptly following its receipt of a request to submit a list of proposed arbitrators, AAA shall convene the parties in person or by telephone and attempt to facilitate their selection of an arbitrator by agreement. If the arbitrator should die, withdraw or otherwise become incapable of serving, a replacement shall be selected and appointed in a like manner.

                           (iv)     The arbitrator shall render an opinion
setting forth findings of fact and conclusions of law with the reasons therefor stated. A transcript of the evidence adduced at the hearing shall be made and shall, upon request, be made available to either party. The fees and expenses of the arbitrator shall be shared equally by the parties and advanced by them from time to time as required; provided that at the conclusion of the arbitration, the arbitrator may award costs and expenses (including the costs of the arbitration previously advanced and the fees and expenses of attorneys, accountants and other experts). No pre-arbitration discovery shall be permitted, except that the arbitrator shall have the power in his or her sole discretion, on application by either party, to order pre-arbitration examination of the witnesses and documents that the other party intends to introduce in its case-in-chief at the arbitration hearing. The arbitrator shall render his or her award within ninety (90) days of the conclusion of the arbitration hearing. The arbitrator shall not be empowered to award to either party any punitive damages in connection with any dispute between them arising out of or relating in any way to this Agreement or the other agreements contemplated hereby or the transactions arising hereunder or thereunder, and each party hereby irrevocably waives any right to recover such damages. The arbitration hearings and award shall be maintained in confidence.

                           (v)      Notwithstanding anything to the contrary
provided in this Section 10.11(b) and without prejudice to the above procedures, either party may apply to any court of competent jurisdiction for temporary injunctive or other provisional judicial relief or to specifically enforce the terms of this Agreement if such action is necessary to avoid irreparable damage or to preserve the status quo until such time as the arbitrator is selected and available to hear such party's request for temporary relief. The award rendered by the arbitrator shall be final and not subject to judicial review and judgment thereon may be entered in any court of competent jurisdiction.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the date first written above.

                                "PARENT"

                                GREY WOLF, INC.

                                By: ___________________________________________
                                     Name: David W. Wehlmann
                                     Title: Executive Vice President and CFO

                                "SUB"

                                GREY WOLF DRILLING COMPANY L.P.

                                By: ___________________________________________
                                     Name: David W. Wehlmann
                                     Title: Executive Vice President and CFO

                                "GREY WOLF HOLDINGS"

                                GREY WOLF HOLDINGS COMPANY

                                By: ___________________________________________
                                     Name: David W. Wehlmann
                                     Title: Executive Vice President and CFO

                                "THE COMPANY"

                                NEW PATRIOT DRILLING CORP.

                                By: ___________________________________________
                                     Name: Kyle W. Swingle
                                     Title: President

                                "DESIGNATED STOCKHOLDERS"

                                LIME ROCK PARTNERS II, L.P.

                                By: Lime Rock Partners GP II, L.P, its General
                                    Partner

                                      By: LRP GP II, Inc., its General Partner

                                              By: _____________________________
                                                  John T. Reynolds, Director

                                DWAYNE L. HOWRISH REVOCABLE TRUST
                                DATED APRIL 4, 1994

                                By: ___________________________________________
                                     Name: Dwayne L. Howrish
                                     Title: Trustee

                                _______________________________________________
                                Kyle W. Swingle, individually

                                _______________________________________________
                                Robert Sanderson, individually

                                _______________________________________________
                                Dwayne L. Horwish, individually